EXHIBIT 10.1

                         AIRCRAFT LEASE AGREEMENT MSN053

                  THIS AIRCRAFT LEASE AGREEMENT MSN053 dated as of September 27, 1996, is between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee, with its principal place of business at 79 South Main Street, Salt Lake City, Utah 84111, United States of America and its successors and assigns hereunder ("Lessor"), and Pan American Airways, Inc., a company organized under the laws of Florida, with its principal place of business at 9300 N.W. 36th Street, Miami, Florida ("Lessee").

                  Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft described herein upon and subject to the terms and conditions of this Lease, as hereinafter defined.

                  In consideration of the mutual promises herein and other good and valuable consideration the receipt of which is hereby acknowledged, Lessor and Lessee agree as follows:

                  Section 1.  DEFINITIONS AND INTERPRETATION.

                  The following terms shall have the following respective meanings for all purposes of this Lease Agreement:

                  "AD COST" shall have the meaning set forth in Section 6 hereof.

                  "AD THRESHOLD" shall have the meaning set forth in Exhibit C.

                  "ADDITIONAL INSUREDS" shall have the meaning set forth in Exhibit C.

                  "AFFILIATE" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person including, without limitation, any partnership of which such Person or any such other Person is a general partner or managing agent and any trust which any beneficiary is such Person or any such other Person.

                  "AIRCRAFT" shall mean the Airframe together with (a) the two
(2) Engines, whether or not installed on the Aircraft, (b) all Parts or components thereof, (c) all spare parts or ancillary equipment or devices furnished with the Aircraft under this Lease (including, without limitation, any thereof listed in Exhibit A-1, A-2, and A-3 hereto or in


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Schedule 1 to any Lease Supplement), (d) all Aircraft Documents, and (e) all
substitutions, replacements and renewals of any and all thereof.

                  "AIRCRAFT DOCUMENTS" shall mean all historical records delivered with the Aircraft for work accomplished prior to the Delivery Date and all records for work accomplished subsequent to the Delivery Date, including but not limited to the items identified in Exhibit B, together with all documents, manuals, data, overhaul records, life limited parts traceability, log books, original Aircraft and Engine delivery documents, serviceable parts tags, FAA forms, modification records, inspection records and all other records required to be maintained by Lessee pursuant to the terms of this Lease during the terms of this Lease or returned to Lessor at the expiration of the Term or otherwise.

                  "AIRFRAME" shall mean (a) the Airbus A300B4-200 aircraft described on Exhibit A or any airframe substituted therefore pursuant to Section 6(g) hereof, but not including any Engine or engine installed thereon, and (b) any and all Parts so long as the same shall be incorporated or installed on or attached to the Airframe, or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the terms of
Section 9 after removal from the Airframe.

                  "AIRWORTHINESS DIRECTIVE" or "AD" shall mean any airworthiness directive issued by the FAA or published in the Federal Register and applicable to aircraft and engines of the same type as the Aircraft and the Engines.

                  "APPRAISAL PROCEDURE" shall mean a written determination, by an independent appraiser selected by Lessor, and agreed upon by Lessee of the Fair Market Rental Value of the Aircraft, the cost of which shall be borne by the Lessee. Lessor shall select an internationally recognized independent aircraft appraiser such as Avitas, Avmark Associates or B.K. Associates, who shall make a determination of fair market rental value.

                  "APPROVED AUDITOR" shall mean an auditing firm having an internationally recognized reputation, acceptable to Lessor.

                  "APPROVED INSURANCE BROKER" shall mean any reputable insurance broker, or reinsurance broker, of internationally recognized responsibility and standing in aircraft insurance, acceptable to Lessor.

                  "APPROVED INSURER" shall mean any reputable insurer or reinsurer, or insurance broker, or reinsurance broker, of internationally recognized responsibility and standing in aircraft insurance, acceptable to Lessor.

                  "APU" shall mean the Garret model TSCP 700-5 auxiliary power unit installed in the Airframe.

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                  "ASSIGNMENT" shall mean an assignment by Lessee in favor of
Lessor (including the acknowledgment and agreement relating thereto given by the Permitted Sublessee thereunder), in form and substance reasonably satisfactory to Lessor.

                  "BANKRUPTCY CODE" shall mean the United States Bankruptcy Code of 1978, as amended.

                  "BASE PERIOD" shall have the meaning set forth in Exhibit C hereto.

                  "BASE RENT" shall mean the rent for the Aircraft set forth in Exhibit C hereto and shall be payable throughout the Term for the Aircraft pursuant to Section 4(a).

                  "BASE RENT PAYMENT DATE" shall mean each date on which Base Rent is to be paid in accordance with Exhibit C hereto.

                  "BENEFICIARY" shall mean the beneficiary under the trust on behalf of which the Lessor is acting under this Lease, as indicated in Exhibit C.

                  "BLOCK HOUR" shall mean each hour or fraction thereof elapsed from the time the engines or Engines of the Aircraft are started in connection with the Aircraft's departure from an airport until the engines or Engines of the Aircraft are shut off after it has arrived at the same or another airport after an uninterrupted flight.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law to be closed.

                  "CASUALTY OCCURRENCE" shall mean any of the following events with respect to the Aircraft, Airframe or any Engine: (a) loss of such property or its use due to theft or disappearance for a period in excess of twenty (20) consecutive days, or in any event extending beyond the Term, or destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or on the basis of a compromised or constructive total loss; (c) the condemnation, confiscation, appropriation or seizure of, or requisition of title to such property, or the use of such property by or on the authority of any Governmental Entity or purported Governmental Entity, which in any such case shall have resulted in the loss of possession thereof by Lessee for a period in excess of thirty (30) consecutive days (or for such shorter period ending on the date which is seven (7) days from the date of receipt of an insurance settlement with respect to such property on the basis of a total loss) or in any event extending beyond the Term; or (d) prohibition under any applicable Law of the use of the Aircraft for commercial transportation of passengers for a period of thirty (30) consecutive days, or in any event extending beyond the Term.

                  "CASUALTY VALUE" shall mean the value set forth in Exhibit C hereto.

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                  "CLAIMS" shall have the meaning set forth in Section 13.

                  "CLOSING DOCUMENTS" shall mean each of the documents listed in
Exhibit I hereto.

                  "COUNTRY OF ORGANIZATION" shall have the meaning set forth in Exhibit C hereto.

                  "COUNTRY OF REGISTRATION" shall have the meaning set forth in Exhibit C hereto.

                  "DEDUCTIBLE AMOUNT" shall have the meaning set forth in Exhibit C hereto.

                  "DEFAULT" shall mean an Event of Default or an event or condition which, with the lapse of time or the giving of notice or both, would constitute an Event of Default.

                  "DELIVERY CONDITIONS" shall mean the conditions set forth in
Section 3 and Exhibit A hereto.

                  "DELIVERY DATE" shall mean the date on which the Aircraft is delivered to and accepted by Lessee for purposes of this Lease in accordance with the delivery conditions set forth herein and in the Exhibits, which shall be the date of the Lease Supplement No. 1 and Acceptance Certificate.

                  "DELIVERY LOCATION" shall have the meaning set forth in Exhibit C hereto.

                  "DEPOSIT" shall have the meaning set forth in Exhibit C hereto.

                  "DISCOUNT RATE" shall mean as of any date the then current applicable annual rate of interest, compounded periodically at the frequency that Base Rent payments are due, equal to the Interest Rate.

                  "DOLLARS" and "$" shall mean lawful currency of the United States of America.

                  "ELIGIBLE CLAIM" means a claim made by Lessee on behalf of the Maintenance Contractor for which disbursement of Maintenance Reserves is required hereunder.

                  "EMERGENCY EQUIPMENT LIST" means the emergency equipment list set forth in Exhibit A-3 hereto.

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                  "ENGINE" shall mean each of the two (2) General Electric
CF6-50C2 aircraft engines bearing the manufacturer's serial numbers specified in the Lease Supplement No. 1and Acceptance Certificate, which are initially installed on or furnished with the Aircraft on the Delivery Date, each such engine being also identified as to manufacturer, type and manufacturer serial number on Exhibit A hereto, and any Replacement Engine which may from time to time be substituted therefor pursuant to Section 11 or 16(c) hereof; together in each case with any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto remains vested in Lessor in accordance with the terms of Section 9 after removal from such Engine. Except as otherwise set forth herein, at such time as a Replacement Engine shall be so substituted, such replaced Engine shall cease to be an Engine hereunder. The term "Engines" means, as of any date of determination, all Engines then leased hereunder.

                  "ENGINE MANUFACTURER" shall mean having the meaning set forth in Exhibit C hereto.

                  "EVENT OF DEFAULT" shall have the meaning specified in any one or more clauses in Section 17.

                  "EXCESS AD COSTS THRESHOLD" shall have the meaning set forth in Exhibit C.

                  "FAA" shall mean as the context requires, the the United States Federal Aviation Administration or any successor agency charged with the administration or enforcement of United States aviation law, so long as the Aircraft is registered in the United States and otherwise each governmental airworthiness authority in the jurisdiction of the Country of Registration having authority with respect to aircraft that is comparable to the authority of the FAA with respect to aircraft on United States registry.

                  "FAIR MARKET RENTAL VALUE" shall mean in respect of the Aircraft for any period of time, the Base Rent which would be payable under a lease of the Aircraft on an "as is" "where is" basis and otherwise on terms substantially identical (except for Base Rent and Term) to the terms of this Lease for such period of time between a willing lessor and and willing lessee both with full knowledge of the relevant facts, including the actual condition and maintenance status of the Aircraft at such time, and neither under any compulsion to enter into the transaction.

                  "FAR" means regulations issued by the FAA under the Federal Aviation Act.

                  "FEDERAL AVIATION ACT" shall mean Subtitle VII, Part A of Title 49 of the United States Codes, as in effect on the date of this Lease, or any successor or substituted legislation at the time in effect and applicable.

                                       5
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                  "FLIGHT HOUR" shall mean, with respect to the Airframe or any
Engine installed on the Airframe or any airframe, each hour or part thereof, measured to two decimal places, elapsing from the moment the wheels of the Airframe leave the ground on take-off to the moment when the wheels of the Airframe touch the ground on landing in each case as evidenced by the Aircraft log book or in any other document recording flight time accepted by the FAA.

                  "GOVERNMENTAL ENTITY" shall mean and include (a) the FAA; (b) the United States government or any other national government, or political subdivision thereof or local jurisdiction therein; (c) a board, commission, department, division, organ, instrumentality, court, or agency of any entity described in (a) or (b) above.

                  "INDEMNITEE" shall mean, subject to the following sentence, Lessor, the grantor trust of which Lessor is trustee, Lessor's Aircraft Manager, the Beneficiary and their respective officers, directors, shareholders, agents, employees, attorneys and successors and assigns. It is further understood and agreed that, as used in Section 10 hereof, such term shall include each Indemnitee, any Affiliate of any Indemnitee, and, with respect to any such Indemnitee or Affiliate, its respective agents, attorneys, employees, officers, directors, successors and assigns, shareholders, partner unit holders and beneficiaries thereof, any combination thereof, including, without limitation, any partner unit holders or beneficiaries of a successor or assignee of an Indemnitee, and any transferee of an Indemnitee with respect to any interest in the Aircraft, or any part thereof.

                  "INTEREST RATE" shall have the meaning set forth in Exhibit C hereto.

                  "LAW" shall mean and include (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Governmental Entity; (b) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

                  "LEASE" shall mean this Lease, the Lease Supplement No. 1and Acceptance Certificate and any and all amendments, revisions, supplements and modifications thereto.

                  "LEASE IDENTIFICATION" shall have the meaning set forth in Exhibit C hereto.

                  "LEASE SUPPLEMENT NO. 1 AND ACCEPTANCE CERTIFICATE" shall mean the supplement to this Lease, substantially in the form of Exhibit D hereto, to be entered into between Lessor and Lessee and executed and delivered by Lessee and countersigned by Lessor.

                  "LENDER" shall have the meaning set forth in Exhibit C hereto.

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                  "LESSEE PAYMENTS" shall have the meaning set forth in Section
10(a) hereof.

                  "LESSEE'S ADDRESS" shall have the meaning set forth in Exhibit C hereto.

                  "LESSOR'S ADDRESS" shall have the meaning set forth in Exhibit C hereto.

                  "LESSOR'S AIRCRAFT MANAGER" shall mean the person identified as such in Exhibit C and its successors and assigns and replacements in such function, as designated by Lessor.

                  "LESSOR'S LIENS" shall mean any Liens created over the Aircraft by Lessor, or exercised, asserted or claimed against the Aircraft or any part thereof arising as a result of (a) claims against Lessor not related to the transactions contemplated by this Lease; or (b) acts of Lessor, not contemplated and expressly permitted under this Lease; or (c) Taxes imposed against Lessor which are not required to be indemnified against by Lessee pursuant to Section 10; or (d) claims against Lessor arising out of the voluntary transfer by Lessor of all or any part of its interests in the Aircraft or this Lease, other than a transfer pursuant to Sections 11 or 18 hereof.

                   "LIEN" shall mean any mortgage, pledge, lien, charge, encumbrance, hypothecation, lease, exercise of rights, security interest or claim or other type of preferential arrangement.

                  "LOAN" shall have the meaning set forth in Exhibit C hereto.

                  "LOOSE EQUIPMENT LIST" shall mean the loose equipment list set forth in Exhibit A-2 hereto.

                  "MAINTENANCE CONTRACTOR" shall mean any maintenance contractor duly certified by the FAA to maintain aircraft of the same type as the Aircraft and chosen by Lessee to maintain the Aircraft in accordance with the Maintenance Program and approved in writing by Lessor, which approval shall not be unreasonably withheld.

                  "MAINTENANCE PROGRAM" shall mean Lessee's FAA approved maintenance program in effect from time to time for the Aircraft, encompassing scheduled maintenance, condition-monitored maintenance, maintenance of the Airframe, Engines and Parts of the Aircraft, complying with all requirements of the FAA (including without limitation those relating to corrosion prevention and aging aircraft) and selected by Lessee and approved in writing by Lessor, such approval not to be unreasonably withheld.

                  "MAINTENANCE RESERVES" shall mean at anytime the excess of (A) the sum of (i) Maintenance Reserve Payments actually received by the Lessor in respect of a particular Maintenance Reserve Account through such point in time plus (ii) the Maintenance Reserves Credit, if any, less (B) the amounts thereof applied by Lessor through such point in time pursuant to Section 4(d) hereof determined in accordance with

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the records maintained by Lessor. If an engine is substituted pursuant to
Section 4(d)(v) other than in connection with a substitution of the Aircraft, the Maintenance Reserves shall be reduced upon such substitution by the Lessor's estimate with the cost of placing the substituted Engine in the condition of the Replacement Engine.

                  "MAINTENANCE RESERVE ACCOUNT" shall mean each of the Maintenance Reserve Accounts established pursuant to Section 4(c) hereof.

                  "MAINTENANCE RESERVE PAYMENT" shall have the meaning set forth in Exhibit C hereto.

                  "MAINTENANCE RESERVE CALCULATION PERIOD" shall have the meaning set forth in Exhibit C hereto.

                  "MAINTENANCE RESERVE PAYMENT DATE" shall have the meaning set forth in Exhibit C hereto.

                  "MANUFACTURER" shall have the meaning set forth in Exhibit C hereto.

                  "MORTGAGE" shall have the meaning set forth in Exhibit C hereto.

                  "MORTGAGE CONVENTION" shall mean the Convention for the International Recognition of Rights in Aircraft, signed (ad referendum) at Geneva, Switzerland, on June 19, 1948, as amended or modified from time to time.

                  "MPD" means the Airbus Industrie's Maintenance Planning Document for the Aircraft.

                  "PART 36" shall mean part 36 of title 14 of the United States Code of Federal Regulations, as amended or modified from time to time.

                  "PART 121" shall mean part 121 of title 14 of the United States Code of Federal Regulations, as amended or modified from time to time.

                  "PARTS" shall mean all appliances, avionics, components, parts, instruments, appurtenances, accessories, furnishings, seats, galleys, galley equipment, serving equipment, lavatories, cargo, handling equipment, safety equipment and other equipment of whatever nature (other than complete Engines or engines), which may now (including without limitations, any thereof listed in Exhibit A-1 hereto or in any Schedule 1 to any Lease Supplement) or from time to time be incorporated or installed or positioned in or attached to the Airframe or any Engine, or that remain the property of Lessor pursuant to the terms of Section 9 despite removal therefrom. Except as otherwise set forth herein, at such time as a replacement part shall be substituted for a Part in accordance with Section 9 hereof, the Part so replaced shall cease to be a Part hereunder.

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                  "PAYMENT LOCATION" shall have the meaning set forth in Exhibit
C hereto.

                  "PERMITTED SUBLESSEE" shall mean such Person as may be approved in writing by Lessor acting in its absolute discretion prior to the effectiveness of the relevant Sublease. Lessor shall not unreasonably withhold its approval of a sublessee who in Lessee's reasonable judgment is a responsible certificated air carrier.

                  "PERSON" shall mean and include any individual person, corporation, partnership, business trust, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association or Governmental Entity.

                  "RELATED LEASE" shall mean any other aircraft lease in existence between Lessor or any Affiliate of Lessor, as lessor, and Lessee during the term of this Lease.

                  "REMITTANCE WITHHOLDING" shall have the meaning set forth in
Section 10(a) hereof.

                  "RENEWAL PERIODS" shall mean the period which follows the end of the Base Period and as to which Lessee and Lessor shall have agreed to renew this Lease pursuant to Section 3(g) hereof.

                  "RENEWAL RENT" shall mean the rent for the Aircraft set forth in Exhibit C hereto and shall be payable throughout the Renewal Period for the Aircraft pursuant to Section 4(a).

                  "RENEWAL RENT PAYMENT DATE" shall mean each date on which Renewal Rent is to be paid in accordance with Exhibit C hereto.

                  "RENT" shall mean Base Rent, Renewal Rent and Supplemental Rent, collectively.

                  "RENT PAYMENT DATE" shall mean each Base Rent Payment Date and each Renewal Rent Payment Date.

                  "REPLACEMENT ENGINE" shall mean an engine of the same manufacturer and model, or, at Lessee's option, an engine of the same manufacturer as such Engine of a comparable or an improved model, and remaining useful life and otherwise of substantially equivalent value, utility, maintenance status and remaining useful life of the Engine being replaced and suitable for installation and use on the Airframe without impairing the value or utility of the Airframe and compatible with the remaining installed Engine.

                  "RETURN LOCATION" shall have the meaning set forth in Exhibit C hereto.

                                       9
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                  "RETURN OCCASION" shall mean the event that occurs when
possession of the Aircraft is returned from Lessee to Lessor at the end of the Term of this Lease or upon Lessor taking possession pursuant to Section 16 hereof.

                  "RIGHT OF FIRST OFFER" shall mean that Right of First Offer between Lessor and Lessee as stated in Section 20(t).

                  "Scheduled Delivery Date" shall mean the Scheduled Delivery Date specified in Exhibit C, which the parties anticipate shall be the Delivery Date.

                  "SUBLEASE" shall mean any aircraft sublease with a Permitted Sublessee entered into in accordance with Section 6(a) hereof, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SUPPLEMENTAL RENT" shall mean all amounts, liabilities and obligations (other than Base Rent and Renewal Rent) which Lessee assumes or agrees to pay hereunder, or under any document delivered pursuant hereto, including without limitation: (a) any payment of Casualty Value; (b) any payment of indemnity required by Sections 10 and 13 hereof; (c) any payment of deposits (including, without limitations, the Deposit), Maintenance Reserve Payments, Airframe and Engine adjustments; and (d) to the extent permitted by applicable Law, interest at the Interest Rate (all computations of interest under this Lease to be made on the basis of a 360-day year for the actual number of days elapsed) calculated: (i) on any part of any installment of Base Rent and Renewal Rent not paid on the due date thereof (determined without regard to the last sentence of Section 4(a) hereof) for the period from and including the date due until but excluding the date payment is deemed to be made hereunder and (ii) on any Supplemental Rent not paid when due hereunder for the period from and including the date due until but excluding the date payment is deemed to be made hereunder.

                  "TAXES" shall mean in connection with the transactions contemplated by this Lease, any and all value added, sales, turnover, use, business, gross income, net income, personal property, license, documentation, transfer, fuel, leasing, occupational, excess profits, excise, gross receipts, franchise, stamp or income taxes, levies, monetary transfer fees, imposts, withholdings (including any Remittance Withholdings) or other taxes or duties, charges, fees or assessments of any nature, or amounts in lieu thereof, together with any additions to tax, penalties, fines, charges or interest thereon.

                  "TERM" shall mean the term of this Lease specified in Exhibit C hereto.

                  "UCC" shall mean Uniform Commercial Code as in effect from time to time in any relevant jurisdiction.

                  Section 2.  LEASE AND CONDITIONS.

                  (a) Lessor hereby agrees to lease the Aircraft to Lessee, and Lessee hereby agrees to lease the Aircraft from Lessor, subject to the terms and conditions of this

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Lease, as supplemented by any lease supplement executed by the parties hereto.
The right to lease the Aircraft conferred hereto shall include the use of all Aircraft Documents.

                  (b) Lessor's obligation to lease the Aircraft hereunder to Lessee shall be conditioned upon: (1) the absence of any Default existing (or circumstances which, if the lease of the Aircraft commenced, would give rise to a Default) on the Delivery Date; (2) the occurrence of any Casualty Event in respect of the Aircraft prior to Delivery; (3) the certification by the FAA of the Aircraft as to type and airworthiness and issuance by the FAA of a valid and effective certificate of airworthiness for operation in the United States of America; (4) Lessee shall have arranged for delivery to Lessor of each of the Closing Documents, each dated as of the Delivery Date (or such other date satisfactory to Lessor and Lessee) each of which shall be in form and substance satisfactory to Lessor; and (5) Lessor's receipt at the Payment Location, the Deposit in the date or dates and in the amount or amounts specified in Exhibit C on the date or dates and in the amount or amounts specified in Exhibit C.

                  (c) Lessee's obligation to lease the Aircraft from Lessor shall be conditioned upon:

                           (1) A currently valid and effective airworthiness
certificate for the Aircraft has been issued by the FAA;

                           (2) The FAA has issued a currently valid and
effective Registration Certificate for the Aircraft;

                           (3) The Aircraft has been placed on Lessee's
operations specifications by the FAA;

                           (4) The Aircraft Documents are accepted by the FAA as
being in compliance with the FARs;

                           (5) The Aircraft is immediately eligible under the
FARs to enter into Lessee's revenue service;

                           (6) A favorable opinion of Lessor's counsel to the
effect that Lessor has duly executed and delivered the Lease and each document or Exhibit contained therein is legally valid, binding and enforceable; and

                           (7) An opinion from Crowe and Dunlevy, Special FAA
counsel, to the effect that Lessor is the owner of record and the Aircraft is duly registered in the United States.

                  (d) If each of conditions (3), (4) and (5) in the preceding paragraph (c) are not met by December 31, 1996 (or such later date as Lessor may agree in writing), Lessor may, but shall not be obligated to, terminate its obligations hereunder or under the Right of First Offer, by notice to Lessee to such effect.

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


                  (e) The parties hereto intend that this Lease is a "lease" for purposes of all applicable Laws, including, without limitation, United States federal income tax purposes, the UCC and the Bankruptcy Code (including, without limitation, Section 1110 thereof). Without limiting the generality of the foregoing, the Lessee agrees that (a) the Aircraft, Engines and Parts leased hereunder constitute "equipment" described in said Section 1110, (b) Lessee is a "citizen of the United States (as defined in 40102 of title 49) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of title 49 for aircraft capable of carrying 10 or more individual or 6,000 pounds or more of cargo" as such phrase is used in said
Section 1110; (c) Section 1110 of the Bankruptcy Code applies to this Lease, and
(d) to the extent permitted by Law, not to contest the right of the Lessor to exercise in respect of the Lease and the property leased hereunder, the rights provided by said Section 1110 in any proceeding under the Bankruptcy Code. At all times during the Term legal and beneficial ownership of the Aircraft, each Engine and each Part leased hereunder shall remain in the Lessor.

                  Section 3.  INSPECTION; DELIVERY AND ACCEPTANCE; TERM.

                  (a) INSPECTION. On or before the Delivery Date, Lessee shall be afforded the inspection rights set forth in Exhibit A in order to verify the Aircraft is in the required Delivery Condition.

                  (b) PLACE OF DELIVERY AND ACCEPTANCE. Except as otherwise provided herein, and subject to the terms and conditions of this Agreement, the Aircraft shall be delivered to and accepted by Lessee at the Delivery Location on the Delivery Date.

                  (c) DELIVERY. The Aircraft will be available for delivery on or about the Scheduled Delivery Date. Lessee agrees to accept the Aircraft, as provided in Section 3(d) provided the Aircraft satisfies the Delivery Conditions on the Delivery Date.

                  (d) ACCEPTANCE OF AIRCRAFT. Except as otherwise provided herein, the Aircraft to be leased hereunder shall be delivered to Lessee "AS IS," "WHERE IS" and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION EXCEPT AS EXPRESSLY SET FORTH IN SECTION 5(a) HEREOF. Upon acceptance of the Aircraft, Lessee shall thereupon indicate and confirm its acceptance of the Aircraft by execution and delivery to Lessor of a Lease Supplement No. 1 and Acceptance Certificate dated the Delivery Date, in the form set forth as Exhibit D hereto. Nothing in this paragraph shall be construed as modifying any obligation of Lessor hereunder.

                  (e) CASUALTY OCCURRENCE TO THE AIRCRAFT PRECEDING DELIVERY. In the event the Aircraft is lost or damaged beyond economical repair prior to the Schedule Delivery Date, Lessor shall immediately notify Lessee in writing and the obligation to

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make the Aircraft available to the Lessee shall terminate and the Deposit shall be promptly returned by Lessor to Lessee.

                  (f) TERM OF LEASE. The Term of this Lease shall commence on the Delivery Date and shall continue for the Term set forth in Exhibit C, unless extended or earlier terminated pursuant to the provisions hereof.

                  (g)  RENEWAL OPTIONS

                  (i) Lessee will have two options (each, an "Extension Option"); the first, to extend the Term of this Agreement for an additional one year period (the "First Renewal Period") commencing on the scheduled date of expiration of the initial Term of this Lease and the second to extend the Term of this Agreement for a further one year period commencing on the scheduled expiration of the First Renewal Period (the "Second Renewal Period" and together with the First Renewal Period, the "Renewal Periods"); PROVIDED, HOWEVER, in each case, that it shall be a condition precedent to Lessee's right to exercise any Extension Option, that (a) no Default and no Event of Default shall have occurred and be continuing on the date on which Lessee exercises such Extension Option, (b) Lessee shall have exercised any preceding Extension Option, and (c) Lessee shall have provided Lessor with the irrevocable written notice of the exercise thereof.

                  (ii) In order to exercise any Extension Option, Lessee must give written notice to Lessor (a) with respect to the First Extension Lease Term, not later than 120 days prior to the Lease Term Expiration Date and (b) with respect to the Second Extension Lease Term, not later than 120 days prior to the First Extension Lease Term Expiration Date, each of which shall state that Lessee is exercising the applicable Extension Option hereunder and shall certify that no Default and no Event of Default has occurred and is continuing as of the date of such notice. Any such notice shall specify the first and last day of the applicable Extension Lease Term and shall constitute Lessee's irrevocable and unconditional obligation to continue to lease the aircraft for the applicable Extension Lease Term in accordance with the terms of this Agreement.

                  (iii) All the Terms of this Agreement shall continue during any Renewal Period except that the Lessee shall pay Renewal Rent on each Renewal Rent Payment Date in lieu of the Base Rent on Base Rent Payment Dates.

                  Section 4. RENT; MAINTENANCE RESERVE; MAINTENANCE AND MAINTENANCE SUPPORT PROGRAMS.

                  (a) RENT. Lessee covenants and agrees to pay to Lessor (or to such other Persons as provided herein) the following as Rent:

                    (i) BASE RENT: On each Base Rent Payment Date, the Base Rent; and

                   (ii) RENEWAL RENT: Renewal Rent, if any, on each Renewal Rent Payment Date; and

                  (iii) SUPPLEMENTAL RENT. Any and all Supplemental Rent as the same becomes due.

                  If a Rent Payment Date shall fall on a day which is not a Business Day, any payment due on such Rent Payment Date shall be made on the next succeeding Business Day.

                  (b) PLACE AND METHOD OF PAYMENT. All Rent payable under this Lease shall be paid in Dollars (except as otherwise specifically provided herein), in funds immediately available in the account specified under the Payment Location on Exhibit C hereto, or in such other account as Lessor shall designate in writing. Payment made as provided in the preceding sentence after 12 o'clock P.M. at the Payment Location will be deemed to have been made on the next Business Day for all purposes of this Agreement.

                   (c) MAINTENANCE RESERVE PAYMENTS; STATUS OF MAINTENANCE RESERVES. Lessee agrees to pay the Maintenance Reserve Payments specified in Exhibit C hereto during the Term on each Maintenance Reserve Payment Date. The Maintenance Reserve Payments shall be Supplemental Rent under this Lease and Lessee shall not have any right, title or interest therein or thereto other than the rights set forth in Section 4(d) hereof. Lessor has no obligation to return to Lessee amounts of Maintenance Reserves remaining on account with Lessor at the time this Lease is terminated. Lessee hereby agrees that no obligation exists under this Lease for Lessor to segregate such Maintenance Reserves from its other funds or to account to Lessee for interest, if any, earned thereon. Six maintenance reserve accounts (each, a "Maintenance Reserve Account") shall be maintained by Lessor, one in respect of each of the following maintenance processes;

                    (i) Airframe "C-Check" Reserve Account for all routine and non-routine man hours, and all Maintenance Program inspection items contained in the C-1 and C-2 Checks and all phases of the 3C Check;

                   (ii) Airframe "D-Check" Reserve Account for all routine and non-routine man hours, the 9, 10 and 15 year CPCP inspection SSID inspections, and all Maintenance Program inspection items contained in the Airframe "D" Checks.

                  (iii) Airframe "mid D-Check" Reserve Account for all routine and non-routine man hours, and all Maintenance Program inspection items contained in the C-4, C-6 and Mid-D Checks, the 2 1/2 year, 4 year and 5 year CPCP inspections;

                   (iv) Engines Overhaul Reserve Account for all routine and non-routine man hours for off-wing overhaul, including Life Limited Part replacement (not including any Engine components forming part of nose cowl and thrust reverser);

                   (v) the APU restoration/shop visit Reserve Account for all routine and non-routine man hours for APU; and

                   (vi) Landing Gear Reserve Account for all routine and non-routine man hours for landing gear overhaul.

                  (d) DISBURSEMENT OF MAINTENANCE RESERVES; EXCESS COSTS; ETC.

                     (i) DISBURSEMENT OF MAINTENANCE RESERVES. So long as no Default or Event of Default is continuing and this Lease has not been declared in default in accordance with Section 18 hereof and each of the following conditions precedent have been met in respect thereof, Lessor shall, upon receipt of the documentation required by Section 4(d)(iv) below, use the Maintenance Reserves, if any, in each Maintenance Reserve Account to pay the Maintenance Contractor its actual and commercially reasonable and customary charges for the work covered by each Maintenance Account:

                           (1) before any work with respect to such Eligible
                  Claim is performed, Lessee shall submit in writing to Lessor the proposed workscope and estimated cost therefor; should Lessor object to the workscope, cost or entity, then the parties shall consult as soon as possible to resolve the issue. If the parties cannot resolve the issue as to workscope, then such issue shall be presented to the Manufacturer or Engine Manufacturer for its decision as to the correct workscope.

                           (2) if Lessor agrees that such workscope and cost are
                  reasonable, Lessor shall so notify Lessee thereof within 5 Business Days after Lessor's receipt of Lessee's written submission.

                           (3) any work performed that is beyond the Maintenance
                  Program shall be at Lessees expense and shall not be payable out of the reserves;

                           (4) after Lessor and Lessee agree on the
                  reasonableness of such workscope and cost, Lessee shall have the work with respect to such Eligible Claim performed in accordance therewith; and

                           (5) following completion of the work with respect to
                  such Eligible Claim, Lessee shall present to Lessor all original work-sheets, invoices, vouchers and/or receipts with respect thereto and such other evidence of and information relating to the performance of such work as Lessor may reasonably request.

                   (ii) EXCESS COSTS. If the aggregate amounts payable to the Maintenance Contractor as provided in clause (i) above shall exceed the amounts available in the Maintenance Reserves, the Lessee shall pay such excess costs.

                  (iii) MAINTENANCE RESERVES UPON DEFAULT. If Lessee fails to pay Rent hereunder or to pay any other sums due or to perform any of the other terms and provisions of this Lease or any document delivered pursuant hereto or is otherwise in Default hereunder, in addition to all other rights Lessor may have under law or hereunder, Lessor may apply all or a portion of the amount of the Maintenance Reserves upon occurrence of a Default or Event of Default and may use, apply or retain all or any portion of the Maintenance Reserves in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its discretion advance as a result of a Default by lessee, or to apply toward losses or expenses Lessor may suffer or incur as a result of Lessee's Default hereunder. If Lessor applies all or any portion of the Maintenance Reserves, such application shall not be deemed a cure of any Default, and upon written demand therefor, Lessee shall pay to Lessor such additional funds as shall reinstate the original amounts thereof and the failure of lessee to do so shall be a material breach of this Lease.

                   (iv) PAYMENT DOCUMENTATION. The Lessee must furnish Lessor with reasonably acceptable documentation of the Maintenance Contractor's work prior to any payment pursuant to this Section 4(d), which shall include, without limitation a representation and warranty by the Maintenance Contractor that all liens relating to the work in question have been discharged provided, however, that if required by the Maintenance Contractor, the Lessor shall use Maintenance Reserves as provided herein to pay deposits in advance of the completion of the work, provided such deposits are actually required by the Maintenance Contractor, are commercially reasonable and customary in the industry for work of the type in question. If any heavy maintenance or shop visit is to be accomplished by a vendor other than the Maintenance Contractor, such vendor must be approved by Lessor in writing prior to any such work commencing.

                (e) MAINTENANCE SUPPORT PROGRAMS

                  So long as no Default or Event of Default shall be continuing and this Lease shall not have been declared in default, Lessor will provide various support programs to Lessee as summarized below:

(i) To support the increased level of Lessee operations, Lessor hereby agrees to lease to Lessee one (1) General Electric CF650C2 engine with full QEC and one
(1) Garrett TSCP 700-5 APU in flyaway condition on terms mutually agreeable to both parties. Lessor will undertake to provide a draft contract to Lessee within 15 business days after the execution of this Aircraft Lease Agreement.

(ii) To assist Lessee with the transition from the current maintenance program for the subject Aircraft, Lessor, at its expense, will assign consultants to work with Lessee to develop the bridging work package requirements and to transition the Aircraft and records to Lessee's fleet.

                    (f) NET LEASE; PROHIBITION AGAINST SETOFF, COUNTERCLAIM, ETC. This Lease is a net lease and except as otherwise expressly provided herein, Lessor shall have no responsibility (operationally or financially) in respect of the use or operation of the Aircraft, any Engine or any Part. Lessee's obligation to pay all Rent due hereunder shall be absolute and unconditional and shall not be affected or reduced by any circumstances, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or any other Person, the Manufacturer, the Engine Manufacturer, any seller of or Person providing services with respect to the Aircraft or any other Person, for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Lessor of its warranties, agreements or covenants contained herein; (ii) any defect in the title, airworthiness or eligibility for registration under applicable Law, or any condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever, whether arising out of or related to an act or omission of Lessee, or any other Person; (iii) any Liens with respect to the Aircraft; (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any absence of right, power or authority of Lessor or Lessee to enter into this Lease; (v) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessor or Lessee; (vi) any other circumstance or happening of any nature whatsoever, similar to any of the foregoing; or (vii) any Taxes; it being the express intention of Lessor and Lessee that all Rent payable hereunder shall be payable in all events, unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. Except as provided in this Agreement and without limitation to Lessee's rights contained herein, each payment of Rent or any other payments hereunder made by Lessee to Lessor shall be final and Lessee will not seek to recover any part of such payment from Lessor for any reason whatsoever except manifest error.

                  Section 5.  REPRESENTATIONS AND WARRANTIES.

                  (a)      LESSOR WARRANTIES AND DISCLAIMER OF WARRANTIES.

                  THE AIRCRAFT IS TO BE LEASED HEREUNDER "AS IS" AND "WHERE IS". EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 5(a), LESSOR HAS NOT AND SHALL NOT BE DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS LEASE, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS LEASE OR OTHERWISE), AND LESSOR HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATION OR

WARRANTY, EXPRESS OR IMPLIED, AS TO THE AIRWORTHINESS, LACK OF AIRWORTHINESS, VALUE, DURABILITY, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM CLAIMS OF INFRINGEMENT OR THE LIKE, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, THE ABSENCE THEREFROM OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, OR AS TO ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT; AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY OR WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED HEREIN, LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY TO LESSEE OR ANY OTHER PERSON, WHETHER ARISING IN CONTRACT OR TORT OUT OF ANY NEGLIGENCE OR STRICT LIABILITY OF LESSOR OR OTHERWISE, FOR (i) ANY LIABILITY, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY THE AIRCRAFT OR ANY ENGINE OR BY ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH, (ii) THE USE, OPERATION OR PERFORMANCE OF THE AIRCRAFT OR ANY RISKS RELATING THERETO, (iii) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR CONSEQUENTIAL DAMAGES OR (iv) THE DELIVERY, OPERATION, SERVICING, MAINTENANCE, REPAIR, IMPROVEMENT OR REPLACEMENT OF THE AIRCRAFTTHE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 5(a) ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE ANY OTHER REPRESENTATIONS OR WARRANTIES, EXCEPT THAT LESSOR HEREBY MAKES THE FOLLOWING REPRESENTATIONS AND WARRANTIES WHICH SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS LEASE AND THE DELIVERY OF THE
AIRCRAFT:

                    (i) First Security Bank, National Association is a national banking association duly organized and validly existing and in good standing under the Federal laws of the United States, and has the power and authority to carry on its business as presently conducted and to perform its obligations as Lessor under this Lease; based on an affidavit of Beneficiary provided to Lessor upon which Lessee may rely. Beneficiary is a company in good standing, duly organized and validly existing under the laws of the place of incorporation and has the power and authority to carry on its business and perform all of its obligations as presently conducted; Lessor, as trustee, has the authority on behalf of the trust and the Beneficiary to enter into and be bound by this Lease and perform Lessor's obligations hereunder;

                   (ii) the making and performance by Lessor of this Lease have been duly authorized by all necessary action on the part of Lessor and will not violate any provision of federal banking or Utah law or Lessor's articles of association;

                  (iii) this Lease has been duly entered into and delivered by Lessor, and this Lease does, and the Lease Supplement No. 1and Acceptance Certificate when executed and delivered hereunder will, constitute legal, valid and binding obligations of Lessor, enforceable in accordance with their respective terms except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and, to the extent that certain remedies require or may require enforcement in equity, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by laws which may affect some of such remedies; and

                   (iv) Lessor has, and on the Delivery Date will have title to the Aircraft, which to the best of Lessor's knowledge shall then be free and clear of all liens except the Mortgage, with full power and authority to lease the Aircraft to Lessee in accordance with the terms hereof; and

                  (v) Lessor (or its successors or assigns) is and covenants that throughout the Term it will remain a "citizen of the United States" within the meaning of 49 U.S.C. Section 40102, and the rules and regulations of the FAA thereunder.

                 (b) MANUFACTURERS', VENDORS' AND SERVICE PROVIDERS' WARRANTIES. So long as no Event of Default exists and this Lease has not been declared in default in accordance with Section 18 hereof, Lessor agrees to authorize Lessee to exercise for the account of Lessor such rights as Lessor may have under any warranty, express or implied, with respect to the Aircraft made by the Manufacturer, the Engine Manufacturer, the manufacturer of any Part or any vendor or service provider, to the extent that the same may be assigned or otherwise made available to Lessee; provided, however, that upon an Event of Default and the declaration of this Lease to be in default in accordance with
Section 18 hereof, all such rights shall immediately revert to Lessor to the exclusion of Lessee including all claims thereunder whether or not perfected.

                  (c) LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee hereby makes the following representations and warranties, which representations and warranties shall survive the execution and delivery of this Lease and the delivery of the Aircraft:

                    (i) Lessee is a corporation duly organized and validly existing in good standing under the Laws of the State of Florida and has the corporate power and authority to carry on its business as presently conducted and to perform its obligations under this Lease;

                   (ii) this Lease has been duly authorized by all necessary corporate action on the part of Lessee and does not require any approval of stockholders of Lessee (or if such approval is required, such approval has been obtained), and neither the execution and delivery hereof and thereof nor the consummation of the transactions contemplated hereby and thereby nor compliance by Lessee with any of the terms and provisions hereof and thereof will contravene any Law applicable to Lessee or result in any breach of, or constitute any default under, or result in the creation of any Lien, charge or encumbrance upon any property of Lessee under, any credit agreement or instrument, corporate charter or by-law or other agreement or instrument to which Lessee is a party or by which Lessee or its properties or assets are bound or affected;

                  (iii) Lessee has received by the Delivery Date, every consent, approval or authorization of, and has given every notice to, each Governmental Entity having jurisdiction with respect to the execution, delivery or performance of this Lease (including all monetary and other obligations hereunder) that is required for Lessee to execute and deliver this Lease, and on or before the Delivery Date will have received such consents, approvals or authorizations that it is required to obtain by such date, including, without limitation, approval from every Governmental Entity necessary to allow payment of all amounts due hereunder in Dollars, and will have given such notices in order to perform the transactions contemplated hereby and thereby and each such consent, approval or authorization is valid and effective and has not been revoked;

                   (iv) this Lease has been duly executed and delivered by Lessee, and the Lease does, and the Lease Supplement No. 1and Acceptance Certificate when executed and delivered by Lessee will, constitute legal, valid and binding obligations of Lessee, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and, to the extent that certain remedies require or may require enforcement by a court of equity, by such principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as a court having jurisdiction may impose and by laws which may affect some of such remedies but which do not make the available remedies inadequate for the substantial realization of the benefits provided herein;

                    (v) there are no suits or proceedings pending or, to the knowledge of Lessee, threatened in any court or before any regulatory commission, board or other administrative Governmental Entity against or affecting Lessee which will have a materially adverse effect on the current business or financial condition of Lessee;

                   (vi) Lessee has filed or caused to be filed all tax returns which are required to be filed by it, and has paid or caused to be paid all Taxes shown to be due or payable on said returns or on any assessment received by Lessee;

                  (vii) except for the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 6(f) hereof and the steps referred to in

Section 2(b)(3) of Exhibit I hereof (relating to the recordation of Lessor's title to the Aircraft on the U.S. aircraft registry), no filing or recording of this Lease or of any other document and no further action, are necessary or advisable under the Laws of any Governmental Entity (including without limitation any Governmental Entity) in order to (A) fully protect and establish Lessor's title to, interest in and property rights with respect to the Aircraft as against Lessee or any third party and to ensure that property rights of Lessor therein will have priority in all respects over the claims of all creditors of Lessee or any third party or (B) ensure the validity, effectiveness and enforceability of this Lease;

                 (viii) Except for compliance with the requirements set forth in
Section 2(b)(3) and clause (xiii) of Exhibit I of the Lease (relating to recordation of the Mortgage on the U.S. aircraft registry), and the placing on the Aircraft and on each Engine the plates containing the legends referred to in
Section 6(b) of the lease, no further filing, recording or notarization of the Mortgage or of any other documents, and no further action is necessary or advisable, under the laws of any Governmental Entity in order to (a) fully establish and protect the Lender's security interest in the Aircraft and the Lease as against the Lessee or any third party and to ensure that the security interest of the Lender will have priority in all respects over the claims of all creditors of the Lessor, or (b) to ensure the validity, effectiveness and enforceability of the Mortgage and the practical realization of the benefits and rights intended to be afforded thereby.

                   (ix) Lessee is not in default in the performance of any of its material obligations (A) for the payment of indebtedness for borrowed money or of any interest or premium thereon or (B) for the payment of rent under any lease or agreement to lease real, personal or mixed property;

                    (x) the Maintenance Program for the Aircraft will comply with all FAA requirements on the Delivery Date;

                   (xi) the Lessee may make the payments of Rent where and as provided herein, without the necessity of withholding therefrom any Tax imposed by any Governmental Entity and neither the execution or delivery of this Lease Agreement nor the performance thereof will subject the Lessor to any Tax imposed by any Governmental Entity;

                  (xii) the choice of law to govern this Lease, as specified in
Section 20(b) hereof, is a valid choice of law and such choice will be upheld in the courts of the United States and the State of Florida;

                 (xiii) the submission of Lessee to jurisdiction of the courts as provided in Section 20(b) hereof is legal, valid and binding on Lessee and any judgement by such courts relating the subject matter hereof will be recognized and enforced by the courts in the United States and the State of Florida; and

                  (xiv) Lessee is subject to private commercial law and suit under the Laws of the Country of Organization and the Country of Registration; Lessee is not entitled to sovereign immunity under the Laws of the Country of Organization, the Country of Registration or any other jurisdiction, and neither Lessee nor its properties or assets have the right of immunity from suit or execution on the grounds of sovereignty in the Country of Organization, the Country of Registration or any other jurisdiction; to the extent that Lessee, in any jurisdiction in which proceedings may at any time be taken for the determination of any question arising under or for the enforcement of this Lease (including any interlocutory proceedings or the execution of any judgment or award arising therefrom), may be entitled to claim or otherwise be accorded for itself or its property, assets or revenues immunity from suit or attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction, there may be attributed to Lessee, or its property, assets or revenues such immunity (whether or not claimed), Lessee hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by the law of such jurisdiction;

                   (xv) Lessee is a "citizen of the United States" within the meaning of Section 40102 of title 49 of the United States Code;

                  (xvi) Lessee holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals;

                 (xvii) except for the filing for recordation of this Lease and any Lease Supplement with the FAA and the filing of any UCC financing statements required, and the placing on the Aircraft and on each Engine of the plates containing the legends referred to in Section 6(f) hereof, no further filing or recording other documents and no further filing of this Lease or of the Mortgage, are necessary or desirable in order to (A) fully protect and establish Lessor's interest in and property rights with respect to the Aircraft as against Lessee or any third party and to ensure that the property rights of Lessor therein will have priority in all respects over the claims of all creditors of Lessor, (B) ensure the validity effectiveness and enforceability of this Lease,
(C) fully establish and protect the Lender's security interest in the Aircraft and the Lease as against the Lessee or any third party and to ensure that the security interest of the Lender will have priority in all respects over the claims of all creditors of the Lessor, or (D) to ensure the validity, effectiveness and enforceability of the Mortgage and the practical realization of the benefits and rights intended to be afforded thereby.

                  Section 6.  POSSESSION AND USE.

                  (a)      POSSESSION.

                       (i) SUBLEASE, ASSIGNMENT AND TRANSFER. Lessee will not, without the prior written consent of Lessor, assign, pledge or otherwise encumber this Lease or sublet or transfer possession or operational control of the Aircraft, Airframe, any Engine or any

Part leased hereunder or install any Engine or any Part leased hereunder or permit any Engine to be installed on any airframe other than the Airframe, provided that so long as no Default or Event of Default shall have occurred and be continuing and this Lease Agreement shall not have been declared in default in accordance with Section 18 hereof, and as long as the action to be taken shall not affect the registration of the Aircraft, and so long as all necessary approvals of each Governmental Entity having jurisdiction over the Aircraft, Lessee, any Permitted Sublessee or other relevant person have been obtained, then Lessee may:

                           (A) Without the prior written consent of Lessor,
exchange any Engine with another engine on an aircraft operated by Lessee, or any Permitted Sublessee under a Sublease, pursuant to a Related Lease;

                           (B) Without the prior written consent of Lessor,
deliver possession of the Aircraft, the Airframe or any Engine or any Part thereof to a Maintenance Contractor for testing or other similar purposes or to any organization for service, repair, maintenance, testing or overhaul work on the Aircraft, Airframe or Engine or any Part thereof or for alterations or modifications in or additions to the Aircraft, Airframe or Engine to the extent required or permitted by the terms hereof;

                           (C) With the prior written consent of Lessor,
sublease the Aircraft or the Airframe to any Permitted Sublessee on the terms and conditions satisfactory to Lessor in its absolute discretion, including those set forth in Section 6(a)(ii);

                           (D) Without the prior written consent of Lessor,
enter into a charter or wet lease or other similar voyage or short-term arrangement under which no person other than Lessee is granted any legally enforceable possessory interest in the Airframe or any Engine and Lessee retains operational control of the Airframe and any Engines installed thereon at all times.

                   (ii) CERTAIN LIMITATIONS ON TRANSFERS. With respect to any transfer pursuant to this Section 6(a):

                           (A) The rights of any transferee pursuant to a
transfer permitted by this Section 6(a) shall be subject and subordinate to all the terms of this Lease, including, without limitation, Sections 17 and 18 hereof and such transferee shall so acknowledge in writing for the benefit of Lessor;

                           (B) Lessee shall remain primarily liable hereunder
for the performance of all of the terms of this Lease to the same extent as if such transfer had not occurred;

                           (C) No Sublease, charter, wet lease or other similar
arrangement or other transfer pursuant to the terms of this Section 6(a) shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder;

                           (D) The term of any transfer or any Sublease,
charter, wet lease or other similar arrangement or other transfer shall not extend beyond the then existing Term;

                           (E) Lessee shall assign its rights under any Sublease
to Lessor pursuant to an Assignment;

                           (F) Any Permitted Sublessee shall have: (i) made
representations comparable to those of the Lessee set forth in Section 5(c) hereof provided that references therein to Country of Organization shall refer to the country in which the Permitted Sublessee is organized, the Country of Registration shall refer to the Country in which the Permitted Sublessee's use of the Aircraft occurs, and references to the Lease shall refer to such Sublease, and (ii) agreed to operate the Aircraft in accordance with the terms hereof and in accordance with all insurance policies relating to the Aircraft, and the terms of such Sublease (and any agreements entered into in connection therewith);

                           (G) Any Sublease shall be substantially identical to
this Agreement, mutatis mutandis, and shall be subject to the prior written approval of Lessor, acting in its absolute discretion;

                           (H)  Lessee shall use reasonable efforts to provide
Lessor with as much prior written notice as is reasonably practicable of Lessee's intent to enter into any Sublease; and

                           (I)  With respect to any Sublease, Lessor shall have
received, prior to the commencement of such Sublease, an opinion of independent counsel (which counsel and opinion shall be satisfactory to Lessor) qualified to practice law in the jurisdiction of the Permitted Sublessee's domicile in form, scope and substance satisfactory to Lessor concluding, among other things, that the terms (including, without limitation, all Lessee representations, warranties, covenants, indemnitees and waivers, and the provisions relating to governing law, service of process and jurisdictional submission provisions thereof) of such Sublease are legal, valid, binding and enforceable in such jurisdiction and addressing such other matters as Lessor may reasonably request.

                           Except as provided in this Section 6(a), Lessee
shall not assign any interest in this Lease or any of its rights hereunder or in any property leased hereunder, and any attempt to do so shall be void AB INITIO.

                  (b) RECIPROCAL RECOGNITION OF RIGHTS. In the event Lessee shall have received from the lessor or secured party of any airframe leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement, a written agreement (which agreement may be contained in the lease, conditional sale agreement or security agreement relating to such airframe), and such lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, Lessor hereby agrees for the benefit of such lessor or secured party that Lessor will not acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease or conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party. Lessor also hereby agrees for the benefit of the mortgagee under any mortgage relating to installation of an Engine on an airframe leased to Lessee, that Lessor will not acquire or claim, as against such mortgagee, any right, title or interest in any engine subject to the lien of such mortgage as the result of such engine being installed on the Airframe at any time while such engine is subject to the lien of such mortgage.

                  (c) LAWFUL INSURED OPERATIONS. Lessee will, or will cause a Permitted Sublessee to, operate and use the Aircraft only in lawful commercial passenger and cargo operations by crews duly certified by the FAA (including, without limitation, a captain certified by the FAA). Lessee will not maintain, use or operate the Aircraft, or permit the Aircraft to be maintained, used or operated in violation of any applicable Law of any Governmental Entity, or in violation of any airworthiness certificate, or license or registration issued by any such authority, or contrary to the Manufacturer's or Engine Manufacturer's operating manuals or instructions or the Maintenance Program for the Aircraft or the Engines. Lessee agrees not to operate the Aircraft, or permit the Aircraft to be operated during the Term, unless (i) the Aircraft is covered by insurance as required by the provisions hereof, and (ii) such operation is in compliance with the terms of such insurance. Lessee also agrees not to operate or locate the Aircraft or suffer or permit the Aircraft to be operated or located during the Term in any area excluded from coverage by any insurance policy issued pursuant to the requirements of this Lease, and Lessee solely shall bear any costs and expenses that may arise from any loss or damage (with respect to both the Aircraft and any affected third parties) that may occur during or in connection with operations that are excluded from coverage by the insurance policies issued pursuant to the requirements of this Lease.

                  (d) MAINTENANCE. Lessee, at its own cost and expense (subject to the provisions of Section 4 hereof), shall: (i) perform or cause the Maintenance Contractor to perform all mandatory service, inspections, repair, maintenance, overhaul and testing, (A) as may be required under FAA rules and regulations applicable to the Aircraft and in compliance with the Maintenance Program, (B) in the same manner and with the same care as shall be the case with similar aircraft and engines of the same make and model as the Aircraft and Engines owned by or operated by or on behalf of Lessee or a Permitted Sublessee without discrimination, but with no less care as may be applied to any other aircraft in Lessee's or Permitted Sublessee's operating fleet, and (C) so as to keep the Aircraft in as good operating condition and appearance as when delivered to Lessee subject to normal wear and tear associated with the operation and maintenance thereof in accordance herewith; (ii) keep the Aircraft in such condition as is necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under FAA regulations and any other applicable Law; (iii) maintain on a current basis throughout the term of this Lease and in the English language accurate, complete, and current, all Aircraft Documents, which term shall include, without limitation, those listed in Exhibit B, and all current and historical maintenance and overhaul records (including, without limitation, all documents required by the FAA or otherwise to trace all time or cycle controlled Parts to most recent overhaul or fabrication), all current and historical modification, addition or alteration records, all log books, all manuals and revisions and updates thereto, all certification and inspection records (including without limitation all certifications and forms required by the FAA and otherwise and all reports, x-rays, video tapes, print-outs and other NDT documents in Lessee's possession or which Lessee is entitled to possess), and all other materials required by, and in a manner acceptable to, the FAA any other Governmental Entity, the Maintenance Program and this Lease; and (iv) permit Lessor or any authorized representative of Lessor to examine such Aircraft Documents at any reasonable time.

                  (e) REGISTRATION. During the Term, Lessee shall at its expense keep the Aircraft at all times registered under the applicable Laws of the United States in the name of the Lessor, as owner (and the filings in respect thereof shall clearly indicate that Lessee has operational responsibility for the Aircraft and shall include a copy of the Mortgage and this Agreement approved by Lessor, properly recorded in such registry.)

                  (f) INSIGNIA. Upon delivery of the Aircraft, Lessee agrees to place the Lease Identification as set forth in Exhibit C in the cockpit in a prominent location and to place the Lease Identification on each Engine. Lessee agrees to make such changes to the Lease Identification as Lessor may reasonably request from time to time.

                  (g)      COSTS OF AIRWORTHINESS DIRECTIVES

                  If the total of the reasonable and actual out-of-pocket cost (without mark-up in direct cost of labor or material) of any single Airworthiness Directive which is issued during the Lease Term and requires terminating action either (i) during the Lease Term or (ii) during the one-year period immediately following expiration of the Lease Term (such cost, the "AD Cost") exceeds the AD Threshold, the Lessee shall furnish Lessor with an estimate of the work and such costs relating thereto to comply therewith, and Lessor and Lessee shall share such costs in the following manner: Lessee shall bear and pay all costs up to and including the AD Threshold . Lessor shall bear and pay the amount of such AD Cost greater than the AD Threshold but less than or equal to the Excess AD Costs Threshold. All costs greater than the Excess AD Costs Threshold (the "Excess AD Costs") shall be shared by Lessor and Lessee. Lessee's share of the Excess AD Costs shall be calculated as follows:

         Lessee's Share  = Excess AD Costs X   Remaining Lease Period
                                               -----------------------
                                             Useful Life of Modification

                  "Remaining Lease Period" shall mean the number of days remaining in the Base Period plus any exercised Extension Option, plus the applicable Expected Extension

Days, after the date of the completion of work to comply with such airworthiness directive.

                  "Expected Extension Days" shall mean the number of days by which the Lease may be extended by using the unexercised Extension Options, multiplied by a probability factor of 0.5.

                  "Useful Life of Modification" shall mean the useful life of the modification, expressed in days, as specified in the airworthiness directive, or, if no such useful life is specified, then Lessor shall make a good faith determination of the useful life of the modification.

                  Lessee shall bear and pay the aggregate AD Cost described above, and within 45 days following Lessor's receipt from Lessee of appropriate invoices for the work relating thereto, Lessor shall reimburse Lessee for Lessor's share of the AD Cost. Lessee shall give Lessor prior written notice of any such Airworthiness Directive for which the cost is anticipated to exceed the AD Threshold before commencing any alteration, modification or addition of or to the Aircraft with respect thereto.

                  (h) REINSTALLATION OF ENGINES. Any Engine removed from the Aircraft for scheduled or unscheduled maintenance must have such maintenance completed and be reinstalled on an aircraft within thirty (30) days of removal, but in any event prior to the end of the Term or any Renewal Term. If required by the Manufacturer's maintenance manual, Lessee shall place the Engine in storage as recommended by the Engine Manufacturer, and shall promptly advise Lessor in writing as to the place of such storage and any change therein and shall clearly identify such Engine as an Engine belonging to Lessor in its storage records and conspicuously on the container or other space in which the Engine is stored.

                  (i) REINSTALLATION OF PARTS. If any Part is removed from the Aircraft, a replacement Part permitted under Section 9 hereof shall be promptly reinstalled in accordance with Lessee's Maintenance Program. Lessee shall use its best reasonable efforts to reinstall such Part or a replacement part prior to the earlier of thirty (30) days after the removal thereof, but in any event before the expiration of the Term, unless Section 9 hereof clearly permits such Part to be permanently removed.

                  Section 7.  INFORMATION.

                  From and after the Delivery Date, Lessee agrees to furnish to Lessor or Lessor's Aircraft Manager the following:

                  (a) as soon as available but in any event within forty-five
(45) days following the end of each of the first three fiscal quarter of Lessee's fiscal year, an unaudited consolidated balance sheet of Lessee, profit and loss statement, a statement of stockholder's equity of Lessee prepared as of the close of each quarterly period, together with a certificate of the chief financial officer of Lessee, stating that such reports fairly present the financial position of Lessee in accordance with generally accepted international accounting principles;

                  (b) as soon as available but in any event within ninety (90) days after the close of each fiscal year of Lessee, a balance sheet, profit and loss statement, and statement of stockholders' equity of lessee (prepared on a consolidated basis), as of the close of such fiscal year and audited by an Approved Auditor;

                  (c) within one hundred twenty (120) days after the close of each fiscal year of Lessee, a certificate signed by a duly authorized officer of Lessee, stating (i) that such officer is familiar with the relevant terms of this Lease and has made a review of Lessee's compliance herewith during the preceding fiscal year, and (ii) that no event has occurred which constitutes a Default, or, if such an event has occurred, the nature thereof and action Lessee has taken or is taking to cure the same;

                  (d) no later than the tenth (10th) Business Day after each Rent Payment Date or Renewal Rent Payment Date during the Term, Lessee shall provide Lessor's Aircraft Manager with a report with respect to the Aircraft which shall specify for the immediately preceding Maintenance Reserve Calculation Period: (i) total Flight Hours, Block Hours, days and total cycles of the Airframe and each Engine; (ii) any scheduled maintenance above a "C" check performed during such period; (iii) any significant modifications performed to the Aircraft during such period; (iv) any accident or incident information relating to the Aircraft; and (v) the status of the accomplishment of airworthiness directives and manufacturer's service bulletins, including method of compliance (e.g., terminating action or surveillance);

                  (d) notice in writing of (i) any proceeding by or against Lessee, the adverse determination of which would materially adversely affect Lessee's financial condition, affairs or operations and (ii) any other matter which materially adversely affects Lessee's financial condition, affairs or operations or Lessee's ability to perform under this Lease;

                  (e) from time to time such other information as Lessor or Lessor's Aircraft Manager may, at its sole discretion, reasonably request, including, without limitation, other financial statements or financial information, and information concerning the location, condition, use and operation of the Aircraft; and

                  (f) Within 72 hours after the occurrence thereof, notice of any notices received from the FAA indicating an intent to commence an investigation of the Lessee or its operations or to impose any disciplinary action on the Lessee, either of which could, if carried out, have an immediate materially adverse effect on Lessee's airline operations or the Lessee's ability to perform its material obligations under this Lease; and

                  (g) at least thirty (30) days prior to any scheduled maintenance on the Aircraft, notice of such scheduled maintenance and the locations thereof and a reasonable opportunity to have one or more technical representatives of the Lessor present during the performance thereof with full access to all related documentation pertaining to such work, including but not limited to work orders, work cards, parts invoices, labor charges, and reports of inspection.

                  At all reasonable times during the Term, which shall include normal business hours in the location where the Aircraft is physically located and in the location where the Aircraft Documents are kept, Lessee shall (and shall cause any Permitted Sublessee to) allow Lessor and/or its authorized representatives, at their own expense and risk, to conduct an on-board or visual walk-around inspection of the Aircraft and any Engine (including a visual walk-around inspection of the Aircraft during any "C" check or other heavy maintenance) and to inspect the books and records of Lessee or such Permitted Sublessee relating thereto including all records and logs maintained with respect to the Aircraft; provided that (i) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, and (ii) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit or, in any event, at any time interfere with the use or operation of the Airframe or any Engine or with the normal conduct of Lessee's or a Permitted Sublessee's business. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Lessor's (or Lessor's Aircraft Manager's) failure to object to any condition or procedure observed or observable in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of this Lease with respect to such condition or procedure.

                  Section 8.  COVENANTS OF LESSEE.

                  Lessee covenants and agrees that:

                  (a) MAINTENANCE OF CORPORATE EXISTENCE. Except as provided in
Section 8(d) below, until the Return Occasion, Lessee will preserve and maintain its corporate existence and such of its rights, privileges, licenses and franchises in any jurisdiction where failure to obtain such licensing or qualification would have a material adverse effect upon Lessee or its ability to perform its obligations hereunder.

                  (b) MAINTENANCE OF STATUS. Lessee is, and shall remain so long as it shall be Lessee under this Lease, duly qualified to carry on its business as it is now conducted and operate the Aircraft under applicable Law in accordance with the Terms of this Agreement.

                  (c) PAYMENT OF TAXES. Lessee will pay or cause to be paid all Taxes and governmental charges or levies imposed upon it, or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto and prior to the date on which any lawful claim, if not paid, would become a Lien upon any of the material property of Lessee.

                  (d) CONSOLIDATION, MERGER, OWNERSHIP, ETC. Without the prior written consent of Lessor, Lessee shall not consolidate with, merge with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any other Person, unless, after giving effect to the transaction, the surviving entity has at least the same net worth and gross assets as Lessee prior to such transaction, and each of the representations and warranties of the Lessee set forth herein would be true and correct if made immediately thereafter.

                  (e) PLACE OF BUSINESS. Lessee will notify Lessor in writing no less than four (4) weeks in advance of any change of its principal place of business or chief executive office.

                  (f) This Section Reserved.

                  (g) GOVERNMENTAL CONSENTS. Lessee undertakes to maintain in full force and effect all governmental consents, licenses, authorizations, approvals, declarations, filings and registrations obtained or effected in connection with this Lease and every document or instrument contemplated hereby and to take all such additional action as may be proper or advisable in connection herewith or therewith. Lessee further undertakes to obtain or effect any new or additional governmental consents, licenses, authorizations, approvals, declarations, filings or registrations as may become necessary for the performance of any of the terms and conditions of this Lease or any other document or instrument contemplated hereby.

                  (h) RESTRICTIONS ON OPERATION. Lessee shall not operate or locate the Aircraft in any country that is the subject of sanctions under the U.S. International Economic Emergency Powers Act or U.N. Security Council directives (presently Cuba, Iran, Iraq, Libya, North Korea and the Federal Republic of Yugoslavia (Serbia and Montenegro)). It also agrees not to operate or locate the Aircraft in any country restricted under the U.S. Trading with the Enemy Act and the U.S. Export Administration Act except as may be permitted by operating in accordance with the conditions specified by the U.S. Export Administration Regulations, General License GATS (15 CFR Part 771.19) (presently Cuba, North Korea and Libya).

                  (i) Lessee shall remain a "citizen" of the United States" within the meaning of Section 40102 of Title 49 of the United States Code.

                  (j) Lessee shall continue to hold an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals.

                  Section 9. REPLACEMENT OF PARTS: ALTERATIONS, MODIFICATIONS AND ADDITIONS.

                  (a) REPLACEMENT OF PARTS. Lessee, at its own cost and expense, shall promptly replace all Parts which, from time to time, may become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair, overhaul or testing during the Term, Lessee may at its own cost and expense remove or cause to be removed any Parts, whether or not worn out, destroyed, damaged beyond repair or permanently rendered unfit for use; PROVIDED that Lessee shall replace at its own cost and expense such Parts as promptly as practicable and available. All replacement Parts shall be free and clear of all Liens, other than Liens permitted by clauses (a) and (b) of Section 14 hereof; shall be in at least the same modification status and service bulletin accomplishment status; shall be fully interchangeable as to form, fit and function; shall have been overhauled, repaired and inspected by an agency acceptable to the Manufacturer, the Engine Manufacturer and the FAA; and shall be in as good operating condition as, and have a utility at least equal to and a value and remaining warranty reasonably approximating the Parts replaced (assuming such replaced parts were in the condition and repair in which they were required to be maintained by the terms hereof) and all historical records (dating back to the time of the manufacture of such Part) relating to such Parts shall be maintained by Lessee. Notwithstanding the foregoing provision, the right of Lessee to utilize an agency acceptable to the Manufacturer, the Engine Manufacturer and the FAA shall not be construed as modifying Lessee's obligations under Section 16 and Exhibit E with respect to return of the Aircraft in accordance with the standards and requirements of the FAA as therein provided.

                  All Parts owned by Lessor which are at any time removed from the Aircraft shall remain the property of Lessor and subject to this Lease, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Aircraft and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Aircraft as above provided, (i) title to the removed part shall thereupon vest in Lessee, free and clear of all rights of Lessor, (ii) title to such replacement part shall thereupon vest solely in Lessor and (iii) such replacement part shall become subject to this Lease and be deemed a Part for all purposes hereof to the same extent as the Part which it has replaced.

                  Any Part removed from the Airframe or from any Engine as provided in this Section 9(a) may be subjected by Lessee or any Permitted Sublessee to a normal pooling arrangement customary in the airline industry entered into in the normal course of Lessee's business with a certificated air carrier approved by Lessor, copies of the documentation for which have been supplied to, and been approved by Lessor, such approval not to be unreasonably withheld, provided the part replacing such removed Part shall be incorporated in or installed on or attached to such Airframe or Engine in accordance with Sections 9(a) and 9(b) as promptly as practicable after the removal of such removed Part.

                  (b) ALTERATIONS, MODIFICATIONS AND ADDITIONS. Except as provided elsewhere in this Agreement, Lessee, at its own expense, shall make such alterations, modifications and additions to the Aircraft as may be required from time to time to meet the applicable standards of the FAA or to comply with any Law, rule, directive, bulletin, regulation or order of any Governmental Entity or of the manufacturer of the Aircraft, Engines or Parts. Lessee, at its own expense, may from time to time make alterations and modifications in and additions to the Aircraft, provided no such alteration, modification or addition diminishes, in Lessor's sole opinion, the remaining warranty, value or utility, or impairs the condition or airworthiness, of the Aircraft. Title to all Parts incorporated or installed in or attached or added to the Aircraft as the result of such alteration, modification or addition shall vest immediately in Lessor and become subject to this Lease, without the necessity for any further act of transfer, document or notice. In no event shall Lessor bear any liability or cost for any alteration, modification or addition to, or for any grounding or suspension of certification of, the Aircraft, or for any loss of revenue arising therefrom and title such replacement parts shall vest, without further act, in the Lessor free and clear of all rights of Lessee or any party claiming through Lessee. Lessee shall make no alterations, modifications or additions to the Aircraft that would adversely affect the marketability of the Aircraft. Lessee (or Permitted Sublessee) may, at its own cost and expense at any time during the Term, remove or cause to be removed any such Part from the Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, and (ii) such Part can be removed from such Airframe or Engine without diminishing or impairing the value, condition, utility or airworthiness which such Airframe or Engine would have had at the time of removal had such alteration, modification or addition not been effected by Lessee (or Permitted Sublessee) assuming the Aircraft was otherwise maintained in the condition required by this Lease. Upon the removal of any such Part as above provided, title thereto shall vest, without further act, in Lessee or, if such part has been removed by a Permitted Sublessee, in such Permitted Sublessee, free and clear of all rights of Lessor and such Part shall no longer be deemed a Part hereunder. Any Part not removed as above provided prior to the return of the Aircraft to Lessor hereunder shall remain the property of Lessor.

                  Section 10. GENERAL TAX INDEMNITY. (a) REMITTANCE WITHHOLDING. Lessee agrees for the benefit of each Indemnitee that all payments by Lessee in connection with the transactions contemplated by this Lease ("Lessee Payments") shall be free of all withholdings or deductions of any nature whatsoever (including, without limitation, Taxes). In the event any such withholding or deduction is or shall be required, including, without limitation, any withholding required of any Indemnitee in remitting any such Lessee Payment to the Beneficiary ("Remittance Withholding"), Lessee shall pay such Lessee Payments together with such additional amount as is required so that each such Lessee Payment, and remittance thereof, as the case may be, shall be, under any circumstances and in any event, after any such withholding or deduction, in the amount as set forth or referred to in this Lease.

                  (b) INDEMNITY. Subject only to the limitations described in sub-paragraph (c) hereof, Lessee agrees for the benefit of each Indemnitee to pay and, on written demand, to indemnify and hold each Indemnitee harmless from all license and registration fees, duties, imposts, deductions, charges and, without limitation, all Taxes, howsoever levied or imposed, whether levied or imposed upon or asserted against any Indemnitee, Lessee, the Lease, the Aircraft, or any part thereof or interest therein, or otherwise by any federal, state or local government, instrumentality or other taxing authority in the United States any other country or of a territory or possession or by any international taxing authority upon or with respect to, or arising out of or connected with, or based upon or measured:

                    (i) by the Aircraft, or any part thereof, or interest therein;

                   (ii) by the exportation, importation, ownership, delivery, non-delivery, warehousing, removal, leasing, exchange, acceptance, assigning, possession, repossession, condition, recording, use, operation, settlement of any insurance or warranty claim, sale, mortgaging, pledging, financing, subleasing, rental, retirement, chartering, imposition of any Lien, abandonment, registration, preparation, installation, modification, repair, maintenance, replacement, transportation, warehousing, storage, transfer of title, return or other disposition of the Aircraft or any part thereof or interest therein;

                  (iii) by the rentals, receipts or earnings arising from any one or more of the items or acts described in clause (i) or (ii) above (including, without limitation, the Rent);

                   (iv) upon or with respect to this Lease, or any other document pertaining to or in connection with the transactions contemplated by this Lease; or

                    (v) otherwise with respect to or in connection with the transactions contemplated by the Lease; and any out-of-pocket costs and expenses fairly attributable to any of the foregoing incurred by any Indemnitee.

                  (c) EXCLUSION. Except as provided in subsection (d) below, there shall be excluded from the indemnity provided in Section 10(b) (i) taxes to the extent imposed upon or measured by the net income, profit, capital gain or net worth of any Indemnitee which are imposed by the United States federal government and any other taxing authority in any jurisdiction in which the Lessor is subject to tax as a resident as a consequence of contacts with such jurisdiction unrelated to the transactions contemplated hereby (ii) any claims to the extent such claims result from the willful misconduct or gross negligence of any Indemnitee; (iii) any claim arising out of a period before delivery to Lessee.

                  (d) AFTER TAX BASIS OF PAYMENTS. Notwithstanding anything in this Section 10 to the contrary (including, without limitation, of Section 10(c) above), Lessee further agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity the Lessee is required to pay or indemnify against shall include any amount necessary to hold the recipient of the payment or indemnity harmless on an after-tax basis from all Taxes (including Remittance Withholding, if any) required to be paid (or in the case of Remittance Withholding, withheld) by such recipient with respect to such payment or indemnity, so that such recipient shall receive an amount which, net of any Taxes (including Remittance Withholding, if any) required to be paid (or in the case of Remittance Withholding, withheld) by such recipient in respect of such amount, shall be equal to the amount of payment or indemnity otherwise required hereunder. Any subsequent reduction in such recipient's deductions, credits, or other allowances in respect of the payment or accrual of the amount indemnified against shall be treated as a Tax that is indemnifiable under this Section without regard to the exclusions set forth in Section 10(c) above.

                  (e) PAYMENTS. Lessee shall pay all Taxes for which it assumes liability hereunder when such Taxes are due. If a claim is made against any Indemnitee for any such Taxes, such Indemnitee shall promptly notify Lessee, provided, however, that failure to provide such notice shall not affect Lessee's obligations hereunder to any Indemnitee. Any amount payable as an indemnity to any Indemnitee or any amount payable to Lessee pursuant to this Section 10 is to be paid to such party directly, in immediately available funds, by bank wire transfer at such bank or to such account as specified by the payee in written directions to the payor, or, if such directions shall not have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in this Lease, within ten (10) days after receipt of a written demand therefor from such Indemnitee or Lessee, as the case may be.

                  In the event an Indemnitee makes a payment with respect to any such Taxes (other than with funds advanced to such Indemnitee on an interest-free basis by Lessee pursuant to this Section 10), Lessee shall pay to the Indemnitee interest on the amount of such payment at the Interest Rate set forth in Exhibit C from the date of such Indemnitee's payment to the relevant taxing authority to the date of such payment by Lessee to the Indemnitee hereunder.

                  (f) CONTESTS. So long as (a) no Default or Event of Default is continuing and this Lease has not been declared in default, (b) a contest of Taxes does not involve any danger of the sale, forfeiture or loss of the Aircraft or any interest therein, (c) Lessee has provided the relevant Indemnitee with an opinion of independent tax counsel acceptable to such Indemnitee that a meritorious basis exists for contesting such claim, (d) Lessee has made adequate reserves for such Taxes, then such Indemnitee at Lessee's written request will at Lessee's sole cost and expense, take such actions as Lessee shall reasonably request to contest (or, if permitted by Law, to permit Lessee to contest in the name of such Indemnitee) the validity, applicability or amount of such Taxes. If such contest is to be initiated by the payment of, and the claiming of a refund for, any Taxes, Lessee shall advance to the relevant Indemnitee sufficient funds (on an interest-free basis) to make such payments and shall indemnify such Indemnitee for any tax consequences resulting from such advance of funds. Although the relevant Indemnitee may consult in good faith with Lessee concerning the conduct of any contest, such Indemnitee shall control the conduct of all proceedings relating to any such contest which is brought by or on behalf of such Indemnitee. Any contest initiated hereunder may be settled or discontinued at any time provided that the relevant Indemnitee shall have waived any right to indemnification for the Taxes being contested.

                  (g) REPORTS. In case any report or return is required to be made with respect to any Taxes which are an obligation of Lessee or for which an indemnification obligation may arise under this Section 10, Lessee will either make such report or return in such manner as will show the ownership of the Aircraft and the Engines in Lessor and send a copy of such report or return to Lessor or will notify Lessor of such requirement and, if lawfully able to do so, will make such report or return in such manner as shall be reasonably satisfactory to Lessor (and Lessee shall hold each Indemnitee harmless from and against any liabilities, obligations, losses, damages, penalties, claims, actions, suits and reasonable costs arising out of any insufficiency or inaccuracy in any such return, statement, report or information). Lessor shall take such actions as Lessee shall reasonably request and at Lessee's sole cost and expense, to cooperate with the filings contemplated by this Section 10(g). As soon as practicable after the beginning of each calendar year (but in no event later than February 28 of such year), Lessee shall provide Lessor with any information that Lessor shall reasonably request in writing (by January 31 of such year) and Lessee can reasonably compile to enable Lessor to allocate accurately for foreign, state and local tax purposes its rental income for the preceding calendar year. Lessee shall hold Lessor harmless from and against any liabilities, obligations, losses, damages, penalties, claims, actions, suits and costs arising out of any insufficiency or inaccuracy in any information supplied by Lessee under this Section 10(f). Lessee shall make available to Lessor such other information and records as are maintained by Lessee regarding the use of the Aircraft. If, as a result of an audit or otherwise, Lessor reasonably requests additional information, Lessee shall make available such other information and records as it maintains in the ordinary course of business.

                  (h) REFERENCES TO AMOUNTS PAYABLE BY LESSEE. Each amount stated as payable by Lessee under this Lease is exclusive of Taxes (if any) and is accordingly to be construed as a reference to that amount plus any Taxes in respect of it.

                  (i) SURVIVAL. All of the obligations of Lessee under this
Section 10 shall survive the assignment, expiration or other termination of this Lease. Such obligations are expressly undertaken by Lessee for the benefit of, and shall be enforceable by, Lessor and each other Indemnitee. The obligations of Lessee in respect of all such indemnities, obligations, adjustments and payments shall be enforceable by, any Indemnitee, without declaring this Lease to be in default or taking other action thereunder.

                  Section 11.  CASUALTY OCCURRENCES.

                  (a) CASUALTY OCCURRENCE WITH RESPECT TO THE AIRFRAME. Within two (2) days after a Casualty Occurrence during the Term with respect to the Airframe and any Engine then installed thereon, Lessee shall give Lessor and Lessor's Aircraft Manager written notice of such occurrence. On or before the date which is ninety (90) days after the date of the Casualty Occurrence, but in no event later than two
(2) Business Days after receipt of insurance proceeds in respect of such Casualty Occurrence, Lessee shall pay to Lessor in immediately available funds the sum of (i) the Casualty Value of the Aircraft plus (ii) the amount of Rent (other than Maintenance Reserve Payments), if any, accrued up to the date of payment of such Casualty Value (on the basis of actual days elapsed and a 360-day year) for each day during the period commencing with, and including, the last preceding Rent Payment Date and extending to, but excluding, the date of payment of such Casualty Value. Upon such payment (A) the obligation of Lessee to make further payments of Rent (other than Supplemental Rent) hereunder shall terminate, (B) this Lease shall terminate with respect to the Aircraft and (C) Lessor will transfer to Lessee, without recourse or warranty, all of Lessor's right, title and interest, if any, in and to the Airframe and Engines (if any) suffering the Casualty Occurrence, as well as all of Lessor's right, title and interest in and to any Engine constituting part of the Aircraft but not installed thereon at the time of the Casualty Occurrence; provided, however, that there shall be excluded from such assignment any and all claims against any Persons which arose prior to the date of such assignment, including without limitation any and all claims against any Persons who may have been responsible, in whole or in part, for the events giving rise to such Casualty Occurrence, but such exclusion shall be limited to the portion of such claims which exceeds the amounts paid to Lessor in respect of such Casualty Occurrence by Lessee or the insurers under any policy of insurance maintained by Lessee pursuant to Section 12 hereof.

                  (b) CASUALTY OCCURRENCE WITH RESPECT TO AN ENGINE. Upon a Casualty Occurrence with respect to an Engine under circumstances in which there has not occurred a Casualty Occurrence with respect to the Airframe, Lessee shall forthwith (and in any event within two (2) days after such Casualty Occurrence) give Lessor written notice thereof and shall, within forty-five (45) days after such occurrence, convey to Lessor, as replacement for the Engine suffering a Casualty Occurrence, title to a Replacement Engine. Each Replacement Engine shall be free of all Liens (except those Liens which are permitted by paragraphs (a) and (b) of Section 14 hereof) and shall be in as good an operating condition and shall have a value and utility at least equal to, and shall have at least the number of Flight Hours or cycles remaining on the Engine being replaced, assuming the Engine being replaced was in the condition and repair required by the terms hereof immediately prior to the Casualty Occurrence, and shall be compatible with the remaining installed Engines. Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee title to the Engine which suffered the Casualty Occurrence. Prior to or at the time of any such conveyance, Lessee, at its own expense, will promptly
(i) furnish Lessor with a full warranty bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Replacement Engine; (ii) cause a supplement hereto, in form and substance reasonably satisfactory to Lessor, subjecting such Replacement Engine to this Lease, to be duly executed by Lessee; (iii) furnish Lessor with such evidence of title to such Replacement Engine and of compliance with the insurance provisions of Section 12 hereof with respect to such Replacement Engine as Lessor may reasonably request; (iv) furnish Lessor with an opinion of Lessee's counsel (which counsel shall be reasonably acceptable to Lessor) to the effect that title to such Replacement Engine has been duly conveyed to Lessor, free and clear of all Liens, and that such Replacement Engine is duly leased hereunder;
(v) furnish a certificate signed by a duly authorized financial officer or executive of Lessee certifying that, upon consummation of such replacement, no Default or Event of Default will exist hereunder; and (vi) furnish Lessor with such documents as Lessor may reasonably reuest in connection with the consummation of the transactions contemplated by this Section 11(b), in each case in form and substance satisfactory to Lessor. Upon full compliance by Lessee with the terms of this Section 11(b), Lessor will transfer to Lessee "AS IS AND WHERE IS" and without recourse or warranty, except as to Lessor's title and the absence of Lessor's Liens, all of the right, title and interest in the Engine which suffered the Casualty Occurrence and which was originally leased to Lessee. For all purposes hereof, each such Replacement Engine shall be deemed part of the property leased hereunder, shall be deemed an "Engine" as defined herein and shall be deemed part of the same Aircraft as was the Engine replaced thereof. No Casualty Occurrence covered by this Section 11(b) shall result in any reduction in Rent.

                  (c) APPLICATION OF PROCEEDS AND PAYMENTS. Any payments received at any time by Lessor or by Lessee from any insurer under any policy of insurance (other than liability insurance) or any other person (other than an insurer under insurance maintained by Lessor) shall be applied in the manner specified in Sections 12(d), 12(e) or 12(f) hereof as applicable. Subject to
Section 11(e) hereof, any payments received at any time by Lessor or Lessee from any Governmental Entity or other Person with respect to a Casualty Occurrence will be applied as follows:

                    (i) unless clause (ii) below is applicable, so much of such payments as shall not exceed the sum of (x) Rent accrued but unpaid through the date of receipt of such payments plus (y) the Casualty Value required to be paid by Lessee pursuant to Section 1l(a) of this Lease shall be paid to Lessor in reduction of Lessee's obligation to pay such unpaid Rent and Casualty Value if not already paid by Lessee, or, if already paid by Lessee shall be applied by Lessor to reimburse Lessee for its payment of such Casualty Value and the balance of such payment, if any, remaining thereafter (if such payment is received with respect to insurance other than liability insurance) shall be paid over to, or retained by, Lessee, except to the extent any such amount is specifically allocable to an interest of Lessor; or

                   (ii) if such payments are received as a result of a Casualty Occurrence with respect to an Engine which is being replaced pursuant to Section 11(b), unless a Default or Event of Default shall have occurred and be continuing or this Lease shall have been declared in default in accordance with
Section 18 hereof, all such payments shall be paid over to, or retained by, Lessee if Lessee shall have fully performed or, concurrently therewith will fully perform, the terms of Section 11(b) and of Section 15 hereof with respect to the Casualty Occurrence for which such payments are made.

                  (d) REQUISITION FOR USE BY GOVERNMENT WITH RESPECT TO THE AIRCRAFT. In the event of the requisition for use by a Governmental Entity of the Airframe or any Engine (other than a requisition constituting a Casualty Occurrence), all Lessee's obligations under this Lease with respect to the Airframe or Engine shall continue to the same extent as if such requisition had not occurred; provided that all payments received by Lessor from such Governmental Entity or rental payments for the Aircraft shall be offset against Lessee's obligation to pay Rent. If the Airframe or any Engine or engine installed thereon is not returned by such Governmental Entity prior to the last day of the Term, the Term of the Lease shall nonetheless terminate on such date in accordance with the provisions hereof. Subject to Section 11(e) hereof, all payments received by Lessor or Lessee from the Governmental Entity for the use of the Airframe or Engine during the Term prior to the time such requisition becomes a Casualty Occurrence shall be paid over to, or retained by, Lessee; and all payments received by Lessor or Lessee from the Governmental Entity for the use of such item after such requisition constitutes a Casualty Occurrence or after the expiration of the Term shall be paid over to, or retained by, Lessor. Notwithstanding the foregoing, if possession of the Aircraft is recovered or such Casualty Occurrence shall no longer be continuing on or prior to the date on which Lessee is required to make any payment pursuant to Section 11(a), Lessee shall return the Aircraft to Lessor in accordance with Section 16 and pay, at the time of such return, rental (in arrears) to Lessor with respect to the period from the end of the Term to and excluding the date of such return in an amount equal to a pro rata portion of the Base Rent together with all other amounts payable on a Return Occasion hereunder.

                  (e) APPLICATION IN DEFAULT. Any amount referred to in Section 11 which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee, and not yet applied by Lessee as permitted or required hereunder, shall be delivered from Lessee to Lessor, if at the time of such payment a Default or an Event of Default shall have occurred and be continuing, or if Lessor shall have theretofore declared this Lease to be in default in accordance with Section 18 hereof, all such amounts shall be held by Lessor as security for the obligations of Lessee, or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder. At such time as there shall not be continuing any such Default or Event of Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above, shall be paid to Lessee, except that if Lessor shall have theretofore declared this Lease to be in default in accordance with Section 18 hereof, such amounts shall be retained by Lessor and disposed of in accordance with the provisions thereof.

                  Section 12.  INSURANCE.

                  (a) PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE. Effective on or before the Delivery Date, Lessee, at its own expense, shall carry and maintain in full force and effect throughout the Term with Approved Insurers comprehensive public liability insurance (including, but not limited to, contractual liability under Section 13 hereof, passenger legal liability, coverage against claims by employees (greater or other than claims covered by Lessee's workmen's compensation insurance), agents or subcontractors of Lessee or by their respective dependents and by other third parties, baggage, cargo, mail and airline general liability, including premises, hangarkeepers and products liability) and property damage insurance with respect to the Aircraft of the type usual and customary by commercial scheduled airline standards for airline carriers operating similar aircraft. Such policy shall include war and allied risks in accordance with standard market practice (currently "The Extended Coverage Endorsement - AVN 52"). Such insurance shall be in an amount as is usual and customary by commercial scheduled airline standards for airline carriers operating similar aircraft, but shall not be less than the amount under "Public Liability and Property Damage Insurance" (as set forth on Exhibit C hereto) per occurrence. Lessee shall not discriminate against the Aircraft in providing such insurance.

                  (b) INSURANCE AGAINST LOSS OR DAMAGE. Effective on or before the Delivery Date, Lessee, at its own expense, shall carry and maintain in full force and effect throughout the Term with Approved Insurers "all-risk" ground and flight aircraft hull insurance (and aircraft hull war and allied perils insurance which shall include, but not be limited to, vandalism, war risk and allied perils, hijacking, disappearance clause and coverage against strikes, riots, commotions or labor disturbances, malicious acts or acts of sabotage and unlawful seizure (including confiscation, arrest, nationalization, seizure, restraint, detention, appropriation, requisition or destruction), threat, by or under authority of any Governmental Entity, or wrongful exercise of control of the Aircraft in flight by a person on board the Aircraft acting without the consent of Lessee) and "all-risk" coverage insurance with respect to Engines and Parts while not installed on the Aircraft or an aircraft, which in each case is at least as broad as coverage maintained by passenger airlines similarly situated to Lessee and operating similar aircraft and engines which comprise Lessee's fleet. Such insurance shall be for an amount not less than the Casualty Value for the Aircraft and shall incorporate a 50/50 clause with respect to "all-risk" hull and war risk coverage. Such insurance may include provisions for deductibles in an amount usual and customary by commercial scheduled airline standards for airline carriers operating similar aircraft provided that (i) the amount of such deductibles must be no greater than the lowest deductible amount applying to any similar aircraft in Lessee's fleet, (ii) such deductible shall not apply in the event of a total loss, and (iii) in no event shall the amount of such deductibles exceed the amount under "Deductible Amount" set forth on Exhibit C hereto.

                  (c) REQUIRED POLICY DESIGNATIONS AND PROVISIONS. Each and any policy of insurance, as applicable, obtained and maintained pursuant to this
Section 12, and each and any policy obtained in substitution or replacement for any such policies, shall:

                    (i) designate Lessor or its designee as owner and lessor of the aircraft covered thereby and the sole loss payee except as provided in subparagraph (vii) below, and provided, however, that so long as the Loan is in effect, the Lender shall be the sole loss payee in respect of any loss payable in respect of the Aircraft as a total loss), and shall designate each of the Additional Insureds, as its interests may appear (but without imposing upon the Additional Insureds any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies);

                   (ii) expressly provide that, in respect of the interests of the Additional Insureds in such policies the insurance shall not be invalidated by any action or inaction of Lessee, and shall insure the Additional Insureds, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee; provided, that so long as the prevailing practices of the insurance industry require the same, such provision may be subject to the condition that the Additional Assured so protected has not caused, contributed to or knowingly condoned the said act or omission;

                  (iii) provide that if such insurance is cancelled by the Approved Insurers for any reason whatsoever, or is adversely changed in any way with respect to the interests of the Additional Insureds, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, adverse change or lapse shall not be effective as to the Additional Insureds for thirty (30) days (seven (7) days or such lesser period as from time to time may be applicable in the case of any war risks and allied perils coverage) after issuance to Lessor and any Additional Insureds of written notice, via telefax or overnight courier, by such insurer or insurers of such prospective cancellation, change or lapse;

                   (iv) be on a worldwide basis subject only to those territorial exclusions as are usual and customary with respect to war risks insurance;

                    (v) provide that, as against the Additional Insureds, the insurer waives any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and agrees to waive rights of subrogation against the Additional Insureds, provided, however, that such waiver of subrogation need not extend to claims against third parties nor claims against the Additional Insureds as to which the Additional Insureds are not entitled to indemnification under Section 13 hereof;

                   (vi) provide that no amount due from Lessee or any other Person to any insurer or broker shall be deducted from any amount payable to a third party under such insurance policy;

                  (vii) provide that in the event of any damage or loss, whether or not a Casualty Occurrence hereunder, which results in a payment, such payment shall be payable directly to Lessor or its assignee as loss payees, for the account of all interests; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing and this Lease shall not have been declared in default, payments with respect to property damage loss to the Airframe or Engine not constituting a Casualty Occurrence, or any Part, in any amount not to exceed One Hundred Thousand U.S. Dollars ($100,000) may be paid to or on behalf of Lessee to be applied for the repair or replacement necessitated by such property damage and Lessee shall notify Lessor in writing of any such payments in excess of One Hundred Thousand U.S. Dollars ($100,000) and the nature of the property damage giving rise to such payments;

                 (viii) provide that none of the Additional Insureds shall be liable for any insurance premium, commission or calls in connection with such insurance; and

                   (ix) provide that the aircraft hull insurance shall not be subject to an aggregate limit, except with respect to hull war coverage, which shall have an aggregate of $175 million.The Approved Insurance Broker shall undertake in the insurance certificate issued by it to advise the Additional Insureds promptly upon the occurrence of any claim which would reduce the remaining used portion of such limit.

                  Each such policy shall be primary without right of contribution from any other insurance which may be carried by any of the Additional Insureds, and, with respect to liability coverage, shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured, provided that such policies shall not operate to increase the insurer's limit of liability and shall not operate to permit claims recoverable under the hull policy to be recoverable as liability claims. Lessor is not under any duty or obligation to verify the existence or adequacy of insurance.

                  Lessee shall have the right to carry insurance in excess of the amounts required hereunder (provided that it does not adversely affect the coverage required to be maintained hereunder) and the proceeds of such excess insurance shall be payable to Lessee. Similarly, Lessor shall have the right to carry additional and separate insurance for its own benefit at its own expense, without, however, thereby limiting Lessee's obligations under this Section 12 in a manner adverse to Lessor's interest..

                  (d) APPLICATION OF INSURANCE PROCEEDS FOR A CASUALTY OCCURRENCE. Subject to Section 12(f) hereof, it is agreed that insurance payments which arise from any policy of insurance carried by Lessee and received as the result of the occurrence of a Casualty Occurrence shall be applied as follows:

                    (i) if such payments are received with respect to a Casualty Occurrence relating to the Airframe and Engines or engines installed on the Airframe, so much of such payments as shall not exceed the amounts due under
Section 11(a) hereof shall be paid to Lessor, provided, however, that so long as the Loan is in effect, the Lender shall be the sole loss payee in respect of any loss payable in respect of the Aircraft as a Total Loss, and the balance to Lessee; and

                   (ii) if such payments are received with respect to a Casualty Occurrence relating to an Engine under circumstances contemplated by Section 1l(b) hereof, such payment shall be adjusted with Lessee (provided that Lessee has not breached any warranty, declaration or condition contained in the applicable insurance policy) and paid over to Lessee, provided that Lessee shall have fully performed, concurrently therewith, will fully perform the terms of
Section 11(b) hereof.

                  (e) APPLICATION OF INSURANCE PROCEEDS FOR OTHER THAN A CASUALTY OCCURRENCE. Subject to the proviso in Section 12(c)(vii) above, the insurance payments for any property damage loss to the Airframe or any Engine not constituting a Casualty Occurrence, or to any Part, will be held by Lessor until Lessee furnishes Lessor with satisfactory evidence that the repairs or replacement property Lessee is required to perform or obtain in accordance with the terms of Section 9 of this Lease have been made or obtained by Lessee. Subject to Section 12(f) hereof and promptly upon receipt of such evidence of repair or replacement, Lessor shall pay Lessee the amount of the insurance payment received with respect to such loss.

                  (f) APPLICATION IN DEFAULT. Any amount referred to in Section 12(d)(i) or (ii), or Section 12(e), which is otherwise payable to Lessee shall not be paid to Lessee, or, if it has been previously paid to Lessee and not yet applied by Lessee as permitted or required hereunder, shall be delivered by Lessee to Lessor, if at the time of such payment, a Default or an Event of Default shall have occurred and be continuing or if this Lease shall have been declared in default in accordance with Section 18 hereof. In either case, all such amounts shall be held by Lessor as security for the obligations of Lessee, or, at the option of Lessor, applied by Lessor toward payment of any of Lessee's obligations at the time due hereunder. At such time as there shall not be continuing any such Default or Event of Default, all such amounts at the time held by Lessor in excess of the amount, if any, which Lessor has elected for application as provided above, shall be paid to Lessee, except that if Lessor shall have theretofore declared this Lease to be in default in accordance with
Section 18 hereof, such amounts shall be retained by Lessor and disposed of in accordance with the provisions thereof.

                  (g) CERTIFICATES OF INSURANCE. On or before the Delivery Date, and thereafter on each renewal by Lessee of the insurance required hereby, but not less often than annually, Lessee will furnish to Lessor one or more certificates, each executed and delivered by an Approved Insurance Broker who is authorized by one or more Approved Insurers appointed by Lessee, which together shall describe in reasonable detail insurance carried on the Aircraft and shall certify that the insurance then maintained on the Aircraft complies with the terms of this Lease. Lessee will cause each such Approved Insurance Broker who is authorized by an Approved Insurer to agree to advise Lessor in writing at least thirty (30) days (seven (7) days or such lesser period as may from time to time be applicable in the case of any war risk and allied perils coverage) prior to the non-renewal, termination or cancellation by the underwriters for any reason (including, without limitation, failure to pay the premium therefor) of any such insurance or as soon as possible in respect of "non-renewal" or automatic termination for war risk.

                  (h) ADDITIONAL INSURANCE. Lessee, at its own expense, shall carry and maintain in full force and effect throughout the Term with Approved Insurers such other forms of insurance as shall be agreed by Lessor and Lessee.

                  Section 13.  INDEMNIFICATION.

                  (a) INDEMNITY. Lessee agrees to indemnify, reimburse, hold harmless and defend each Indemnitee from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and other sanctions, and any attorneys' fees and other reasonable costs and expenses in connection herewith or therewith, including any of the foregoing arising or imposed with or without Lessor's fault, or under the doctrine of absolute or strict liability (any and all of which are hereafter referred to as "Claims") which in any way may result from, pertain to or arise in any manner out of, or are in any manner related to (a) the Aircraft or this Lease, or the breach of any representation, warranty or covenant made by Lessee hereunder, or (b) the condition, ownership, manufacture, purchase, delivery, non-delivery, lease, acceptance, rejection, possession, return, disposition or use, or operation of the Aircraft either in the air or on the ground during the Term, or (c) any defect in the Aircraft (whether or not discovered or discoverable by Lessee or Lessor) arising from the material or any articles used therein or from the design, testing, or use thereof or from any maintenance, service, repair, overhaul, or testing of the Aircraft, whether or not the Aircraft is in the possession of Lessee, and regardless of where the Aircraft may then be located during the Term, or (d) any transaction, approval, or document contemplated by this Lease or given or entered into in connection herewith; provided, however, that Lessee shall be subrogated to all rights and remedies which Lessor may have against the Manufacturer of the Aircraft and its subcontractors or any other Person as to any such Claims, but only to the extent that Lessee satisfies its indemnification obligation to Lessor hereunder with respect to such Claims.

                  Lessee hereby waives, and releases each Indemnitee from, any Claims (whether existing now or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the ownership, leasing, condition, use or operation of the Aircraft, either in the air or on the ground, or which may be caused by any defect in the Aircraft from the material or any article used therein or from the design or testing thereof, or use thereof, or from any maintenance, service, repair, overhaul or testing of the Aircraft regardless of when such defect may be discovered, whether or not the Aircraft is at the time in the possession of Lessee, and regardless of the location of the Aircraft at any such time.

                  The indemnities contained in this Section 13 shall continue in full force and effect notwithstanding the expiration or other termination of this Lease and are expressly made for the benefit of and shall be enforceable by each Indemnitee.

                  (b) EXCEPTIONS. Notwithstanding the foregoing provisions of this Section 13, Lessee shall not be obligated to make any payment by way of indemnity in respect of any Claims against an Indemnitee:

                    (i) which result solely from the gross negligence or willful misconduct of such Indemnitee; or

                   (ii) in respect of the Aircraft to the extent that the same result solely from acts or events which occur after the Aircraft has been redelivered to Lessor in accordance with Section 16 hereof and is no longer subject to this Lease.

                  (c) AFTER TAX BASIS OF PAYMENTS. Lessee further agrees that, with respect to any payment or indemnity hereunder, such payment or indemnity shall include any amount necessary to hold the recipient of the payment or indemnity harmless on an after-tax basis from all Taxes (including Remittance Withholding, if any) required to be paid (or in the case of Remittance Withholding, withheld) by such recipient with respect to such payment or indemnity, so that such recipient shall receive an amount which, net of any Taxes (including Remittance Withholding, if any) required to be paid (or in the case of Remittance Withholding, withheld) by such recipient in respect of such amount, shall be equal to the amount of payment or indemnity otherwise required hereunder.

                  (d) PAYMENTS. Any amount payable as an indemnity to any Indemnitee by Lessee pursuant to this Section 13 is to be paid to such party directly, in immediately available funds, by bank wire transfer at such bank or to such account as specified by the payee in written directions to the payor, or, if such directions shall not have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, postage prepaid at its address as set forth in this Lease, within ten (10) days after receipt of a written demand therefor from such Indemnitee or Lessee, as the case may be.

                  (e) SURVIVAL. All of the obligations of Lessee under this
Section 13 shall survive the assignment, expiration or other termination of this Lease. Such obligations are expressly undertaken by Lessee for the benefit of, and shall be enforceable by, Lessor and each other Indemnitee. The obligations of Lessee in respect of all such indemnities, obligations, adjustments and payments shall be enforceable by, any Indemnitee, without declaring this Lease to be in default or taking other action thereunder.

                  Section 14.  LIENS.

                  LESSEE SHALL NOT DIRECTLY OR INDIRECTLY CREATE, INCUR, ASSUME OR SUFFER TO EXIST ANY LIEN ON OR WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART, TITLE THERETO OR ANY INTEREST THEREIN, EXCEPT (a) THE RESPECTIVE RIGHTS OF LESSOR AND LESSEE AS HEREIN PROVIDED; (b) LESSOR'S LIENS WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART; (c) LIENS FOR TAXES WHICH ARE EITHER NOT ASSESSED, OR, IF ASSESSED ARE EITHER NOT YET DUE OR BEING CONTESTED IN ACCORDANCE WITH SECTION 10 HEREOF AND SO LONG AS ADEQUATE RESERVES ARE MAINTAINED WITH RESPECT TO SUCH LIENS; AND (d) INCHOATE MATERIALMEN'S, MECHANICS', WORKMEN'S, REPAIRMEN'S, EMPLOYEES', AIRPORT OPERATORS' OR OTHER

LIKE LIENS ARISING IN THE ORDINARY COURSE OF BUSINESS, WHICH EITHER ARE NOT DELINQUENT, HAVE BEEN ADEQUATELY BONDED OR ARE BEING CONTESTED IN GOOD FAITH BY LESSEE, IN EACH CASE SO LONG AS THE AIRCRAFT, SUCH ENGINE OR SUCH PART IS NOT IN DANGER OF BEING LOST, SOLD, CONFISCATED, FORFEITED OR SEIZED AS A RESULT OF ANY SUCH LIEN. LESSEE SHALL PROMPTLY, AT ITS OWN EXPENSE, DULY DISCHARGE ANY LIEN (EXCEPT FOR THE LIENS REFERRED TO IN CLAUSES (a) AND (b) OF THIS SECTION 14) IF THE SAME SHALL ARISE AT ANY TIME WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR ANY PART.

                  Section 15.  PERFECTION OF TITLE AND FURTHER ASSURANCES.

                  If at any time any filing or recording is reasonably necessary to protect the interest of Lessor or the Lender, Lessee, at its own cost and expense, shall cause this Lease, the Mortgage, and any financing statements with respect to its obligations under this Agreement, and any and all additional instruments which shall be executed pursuant to the terms of this Agreement (including, without limitation, those referred to in Section 2(b)(3) hereof), to be kept, filed and recorded and to be re-executed, refiled and re-recorded in the appropriate office or offices pursuant to applicable Laws, to perfect, protect and preserve the rights and interests of Lessor or the Lender hereunder or under the Mortgage and in the Aircraft, including without limitation the right of the Lessor to repossess, and export from any country the Aircraft, the Engines and the Parts if the Lease has been declared, or is deemed by its terms to have been declared in default. At the reasonable request of Lessor, Lessee shall furnish to Lessor an opinion of counsel or other evidence satisfactory to Lessor of each such filing or refiling and recordation or rerecordation; it being understood that Lessor shall bear the cost of any such opinion required by it in connection with any voluntary sale or refinancing of the Aircraft by the Lessor in the absence of any Default or Event of Default.

                  Without limiting the foregoing, Lessee shall do or cause to be done, at Lessee's cost and expense, any and all acts and things which may be required under the terms of the Mortgage Convention (or in the case where such jurisdiction is not a signatory to the Mortgage Convention, under the internal laws of such jurisdiction) to perfect and preserve the title and interest of Lessor or the Lender in the Aircraft within any jurisdiction in which Lessee or any Permitted Sublessee may operate the Aircraft, as Lessor may reasonably request. Lessee shall also do or cause to be done, at its own expense, any and all acts and things which may be required under the terms of any other Law involving any jurisdiction in which Lessee (or any Permitted Sublessee) may operate, or any and all acts and things which Lessor may reasonably request, to perfect and preserve Lessor's ownership rights and the rights of the Lender regarding the Aircraft within any such jurisdiction.

                  In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents and assurances and take such further actions as Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder, including without limitation, if reasonably requested by Lessor at the expense of Lessee, the execution and delivery of supplements or amendments hereto in recordable form, subjecting to this Lease any Replacement Engine and the recording or filing of counterparts thereof, in accordance with the laws of any appropriate jurisdiction.

                  Section 16.  RETURN OF AIRCRAFT AND RECORDS.

                  (a) RETURN. Except as otherwise provided herein, on the expiration of the Term or at such other time as Lessee shall be required to return the Aircraft to Lessor pursuant to the terms hereof, Lessee, at its own expense, shall return the Aircraft to Lessor at the location specified as "Return Location" set forth on Exhibit C hereto, fully equipped with all required Parts and Engines, duly installed thereon and with all Aircraft Documents which are complete and shall have been maintained as required by the terms hereof by delivering the same to Lessor at such location. Until the Lessee shall have complied in full with its obligations under this Section 16, the Lessee shall be obligated to continue to perform its obligations under this Lease, including, without limitation, the obligation to pay Rent and maintain insurance coverages as though the Term had been extended. In the event the Aircraft shall have been exported from the United States, Lessee shall be responsible for securing all export and import permits required to effect such redelivery and for the payment of all duties incident thereto.

                  (b) LEGAL STATUS UPON RETURN. Immediately prior to the Return Occasion, the Lessee shall assure that: (i) the Aircraft, Engines and Parts shall be free and clear of all Liens, except Lessor's Liens; (ii) the Aircraft shall be duly certified as an airworthy aircraft by the FAA, if the Aircraft was at any time during the Lease Term registered in a country other than the United States, a valid certificate of airworthiness for export installed on the Aircraft if required; (iii) if the Aircraft was theretofore registered in a country other than the United States, the Aircraft is equipped and in full airworthy condition for operation according to FAA standards required to allow the Aircraft to be operated for commercial transportation of passengers under applicable rules, regulations and ADs of the FAA; (iv) if the Aircraft was theretofore registered in a country other than the United States, the Aircraft is duly deregistered under the applicable Law of the Country of Registration;
(v) the Aircraft is in full compliance with the Return Conditions set forth in Exhibit E and this Section 16; and (vi) the Aircraft shall be in a maintenance status consistent with the requirements of Section 6(d) hereof.

                  (c) RETURN OF ENGINES. In the event that any Replacement Engine not owned by Lessor shall be delivered installed on the returned Airframe as set forth in paragraph (a) of this Section 16, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to such Replacement Engine, in form and substance satisfactory to Lessor (together with an opinion of counsel to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such Replacement Engine is free and clear of Liens other than Lessor's Liens), against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty (except as to the Lessor's title and the absence of Lessor's Liens), by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to an Engine not installed on the Airframe at the time of the return of the Airframe. If any such bill of sale transferring title of an engine to Lessor shall be executed by a Permitted Sublessee, Lessee will guaranty to Lessor the title warranty contained in such bill of sale. Lessee shall also take (or cause any Permitted Sublessee to take) such other action as Lessor may reasonably request in connection with such transfer of any such engine.

                  (d) SERVICE BULLETIN AND MODIFICATION KITS. At or upon the return of the Aircraft pursuant to this Section 16, Lessee shall deliver to Lessor, at no cost to Lessor, all service bulletin kits furnished without charge by a manufacturer for installation on the Aircraft which have not been so installed together with appropriate instructions for installation. In the event such uninstalled kits were purchased or manufactured by Lessee, then Lessor shall have a right to purchase such kits at Lessee's cost for a period of one hundred eighty (180) days after return.

                  (e) CONDITION OF AIRCRAFT. Upon the Return Occasion applicable to the Aircraft, Lessee shall assure that the Aircraft shall comply with all of the conditions set forth on Exhibit E hereto.

                  (f) FINAL INSPECTION. Immediately prior to the Return Occasion, Lessee shall make the Aircraft available to Lessor at Lessee's principal maintenance base for detailed inspection, at Lessee's expense, in order to verify that the condition of the Aircraft complies with the requirements set forth above, which inspection shall include, and without limitation, all elements set forth in Exhibit E hereto, (such inspection being hereinafter referred to as the "Final Inspection"). Lessee shall provide Lessor with at least thirty (30) days' prior written notice of the time and place of the Final Inspection. The period allowed for the Final Inspection shall have such duration as to permit the opening of any areas of the Aircraft which would be opened during the performance of Lessee's C check to verify satisfaction with the requirements of Exhibit E and shall continue on consecutive days until all activity required above to be conducted during the Final Inspection has been concluded. All storage expenses attributable to any extension of the Term pursuant to the preceding sentence shall be payable by Lessee.

                  (g) AIRCRAFT DOCUMENTATION. In order to enable Lessor to prepare for the Final Inspection of the Aircraft pursuant to Section 16(f) above, Lessee agrees to make available to Lessor at the Return Location not later than ten (10) days prior to the commencement of such Final Inspection, the Aircraft Documents together with such other documentation regarding the condition, use, maintenance, operation and history of the Aircraft during Lessee's possession as Lessor may reasonably request.

                  (h) CORRECTIONS AND SUBSEQUENT CORRECTIONS. In the event that the Aircraft or any Engine fails upon the Return Occasion to conform to the return condition requirements imposed by this Lease and particularly Section 16 or Exhibit E, Lessor may (i) continue the obligations of the Lessee under the Lease in effect in the manner provided for in Section 16(a) above until such condition or requirement is met or (ii) accept the return of the Aircraft and thereafter have any such nonconformance corrected or requirement met, at such time as Lessor may deem appropriate the actual and commercially reasonable and customary charges then charged by the Person selected by Lessor to perform such correction. Any direct expense incurred by Lessor for such correction shall become Supplemental Rent payable by Lessee within thirty (30) days following the submission of a written statement by Lessor to Lessee, identifying the items corrected and setting forth the expense of such correction. Lessee's obligations to pay such Supplemental Rent shall survive the passage of the Expiration Date or other termination of this Lease.

                  (i) ADDITIONAL MAINTENANCE, REPAIR OR OVERHAUL. Upon the Return Occasion and upon written request of Lessor, for a period of up to ten
(10) days, Lessee shall (subject to the availability to Lessee of facilities and manpower) store and insure the Aircraft and perform such additional maintenance, repair, or overhaul of the Aircraft as is requested by Lessor in the same manner and with the same care as used for similar aircraft and engines owned or operated by Lessee, provided that Lessor shall reimburse Lessee for its documented direct out-of-pocket costs, without mark-up, for such storage, maintenance, repair, or overhaul, and such storage and insurance and additional maintenance, repair or overhaul shall not extend this Lease. Maintenance requested by Lessor other than that specifically required by the terms of this Lease shall be performed by Lessee and paid for by Lessor at Lessee's standard contract rates for such maintenance as agreed to by Lessor.

                  (j) FUNCTIONAL CHECK FLIGHT. Immediately following completion of the Final Inspection and prior to the expiration of the Term a flight demonstration shall be conducted for the Aircraft in accordance with Lessee's AcceptanceFlight Report GMM-05-39 procedures. Any deficiencies noted during such flight demonstration shall be corrected at Lessee's expense.

                  (k) FUEL ON RETURN. On the Return Occasion, Lessee, at its expense, shall return the Aircraft with an amount of fuel that equals or exceeds the amount of fuel on board the Aircraft at the Delivery Date.

                  Section 17.  EVENTS OF DEFAULT.

                  Any one or more of the following occurrences or events shall constitute an Event of Default:

                  (a) Lessee shall fail to make any payment of Rent to Lessor when due hereunder, and such failure shall continue for five (5) Business Days after written notice thereof is given by Lessor to Lessee;

                  (b) Lessee shall fail to obtain and maintain any insurance required under the provisions of Section 12 hereof or shall operate the Aircraft outside of the scope of the insurance coverage maintained with respect to the Aircraft;

                  (c) Any representation or warranty made by Lessee herein or in any document or certificate furnished Lessor in connection herewith or therewith or pursuant hereto shall prove to have been incorrect at the time given in any material respect and, if the circumstances which render such representation or warranty incorrect can be remedied so as to render such representation or warranty correct, such circumstances shall continue unremedied for a period of Ten (10) days from the earlier to occur of the date of Lessor's written notice thereof or the date on which Lessee otherwise first has knowledge thereof;

                  (d) Lessee shall fail to timely comply with the provisions of
Section 20(m) hereof;

                  (e) Lessee shall fail to timely comply with its obligation under Section 3 hereof to accept delivery of the Aircraft if tendered by or on behalf of Lessor in the Delivery Condition required hereby;

                  (f) Lessee shall fail to timely comply with its obligations pursuant to Sections 8, 14 or 15 hereof;

                  (g) Lessee shall make or permit any unauthorized assignment or transfer of this Lease, or any interest therein, or of the right to possession of or operational control over the Aircraft, the Airframe, or any Engine;

                  (h) Lessee shall fail to perform or observe in any material respect any other covenant, condition or agreement to be performed or observed by it pursuant to this Lease and such failure shall continue for a period of thirty (30) days after written notice thereof is given by Lessor to Lessee;

                  (i) The occurrence of an Event of Default (as defined therein) under a Related Lease;

                  (j) Lessee consents to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or Lessee admits in writing its inability to pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee files a voluntary petition in bankruptcy or a voluntary petition seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Lessee in any such proceeding, or Lessee by voluntary petition, answer or consent seeks relief under the provisions of any bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors;

                  (k) An order, judgment or decree is entered by any court, with or without the consent of Lessee, appointing a receiver, trustee or liquidator for Lessee or of all or any substantial part of its property, or all or any substantial part of the property of Lessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated, or unbonded for a period of sixty (60) days after the date of entry thereof;

                  (l) A petition against Lessee in a proceeding under the bankruptcy, insolvency or other similar Laws (as now or hereafter in effect) of any Governmental Entity is filed and is not withdrawn or dismissed within sixty
(60) days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or of all or any substantial part of its property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of sixty (60) days;

                  (m) A final judgment for the payment of money not covered by insurance in excess of Two Hundred Fifty Thousand U.S. Dollars ($250,000), (or an equivalent amount in any currency other than Dollars) or final judgments for the payment of money not covered by insurance in excess of Two Hundred Fifty Thousand U.S. Dollars $250,000 (or an equivalent amount in any currency other than Dollars) in the aggregate, shall be rendered against Lessee and the same shall remain undischarged for a period of ninety (90) days during which execution thereof shall not be effectively stayed by agreement of the parties involved, stayed by either court order or appeal, or adequately bonded;

                  (n) Attachments or other Liens shall be issued or entered against any substantial portion of the property of Lessee and shall remain undischarged or unbonded for sixty (60) days except for security interests created in connection with monies borrowed or obligations agreed to by Lessee in the ordinary course of its business;

                  (o) Lessee shall default in the payment of any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of rent or hire under any lease of aircraft which has a principal amount of Two Hundred Fifty Thousand U.S. Dollars $250,000 (or an equivalent amount in any currency other than Dollars) or more (determined in the case of borrowed money by the amount outstanding under the agreement pursuant to which such borrowed money was borrowed, in the case of a deferred purchase price by the remaining balance and in the case of a lease by the present discounted value of the remaining rent or hire payable thereunder (ignoring any fair market renewal)) when the same becomes due if such nonpayment results in the right of such holder to accelerate such indebtedness or any lessor shall have become entitled to require the payment of any termination, stipulated loss, liquidated damages or similar amount or to demand repossession of such property; or Lessee shall be declared in default in the performance of any other term, agreement or condition contained in any material agreement or instrument under or by which any such obligation is created, evidenced or secured, if the effect of such declaration of default is so material as to cause or allow such obligation to be accelerated;

                  (p) Lessee voluntarily suspends all or substantially all of its airline operations or the franchises, concessions, permits, rights or privileges required for the conduct of the business and operations of Lessee are revoked, cancelled or otherwise terminated, and as a result of the foregoing the predominant business activity of Lessee shall cease to be that of a commercial airline;

                  (q) Any franchise, concession, permit, right, privilege or approval from a Governmental Entity required for the operation, maintenance, use, insurance or return of the Aircraft or for the payment of Rent by Lessee in Dollars as specified herein shall be suspended, terminated or cancelled, and Lessee shall fail to promptly reinstate such franchise, concession, permit, right, privilege or approval required for such operation, maintenance, use, insurance, return or payment;

                  (r) Any Governmental Entity with jurisdiction over Lessee or any Permitted Sublessee or any agency or instrumentality thereof declares a moratorium in respect of the payment of any obligations of Lessee or any Permitted Sublessee or repudiates any such obligations;

                  (s) There shall be due and owing by Lessee (other than Lessor's Liens) any substantial claims which under applicable law , would be secured by a Lien on the Aircraft, any Engine or any Part or which would be required to be repaid by Lessor as a condition to deregistration or use of the Aircraft or any Engine, and the aggregate of such claims outstanding equals or exceeds Two Hundred Fifty Thousand ($250,000) Dollars (or an equivalent amount in any currency other than Dollars); or

                  (t) Any other material adverse change since the date hereof in the condition of Lessee, financial or other, which may adversely affect the ability of Lessee to perform its obligations hereunder.

                  Lessee hereby acknowledges that the occurrence of any one of the foregoing Events of Default would represent a material default in the performance of its obligations under this Lease.

                  Section 18.  REMEDIES.

                  Upon the occurrence of any Event of Default and any time thereafter so long as the same shall be continuing, Lessor may, at its option declare this Lease to be in default; provided that, upon the occurrence of any Event of Default specified in paragraphs (j), (k) or (l) of Section 17, the Lease shall automatically be deemed to have been declared in default. Once this Lease has been declared to be in default, or is deemed to have been declared in default then, and at any time thereafter, Lessor shall be entitled automatically, as of the day prior to such occurrence, to exercise any of the following remedies as Lessor in its sole discretion shall elect, to the extent permitted by, applicable Law then in effect without making demand or giving notice or the taking of any other action;

                  (a) Demand that Lessee, and Lessee shall upon the written demand of Lessor and at Lessee's expense, immediately return the Aircraft to Lessor in the manner specified in such notice, in which event such return shall not be delayed for purposes of complying with the return conditions specified in
Section 16 hereof (none of which conditions shall be deemed to affect Lessor's possession of the Aircraft) or be delayed for any other reason. Notwithstanding the foregoing, at Lessor's option, Lessee shall be required thereafter to take such actions as would be required by the provisions of this Lease if the Aircraft were being returned at the end of the Term hereof and Lessor agrees to cooperate with Lessee's required actions. In addition, Lessor, at its option and to the extent permitted by applicable Law, may enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and, at Lessor's sole option, remove the same (and any engine which is not an Engine but which is installed on the Airframe, subject to the rights of the owner, lessor or secured party thereof) by summary proceedings or otherwise, PROVIDED, that Lessor shall return to Lessee all personal property of Lessee which was on the Aircraft at the time Lessor re-takes possession of the Aircraft, all without liability accruing to Lessor for or by reason of such entry or taking of possession whether for the restoration of damage to property, or otherwise, caused by such entry or taking, except damages caused by gross negligence or willful misconduct;

                  (b) Sell at private or public sale, as Lessor may determine, or hold, use, operate or lease to others the Aircraft as Lessor in its sole discretion may determine, all free and clear of any rights to Lessee;

                  (c) Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) of this Section 18, Lessor, by fifteen (15) days' written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of bargain and not as a penalty (in lieu of Base Rent and Renewal Rent payable for the period commencing after the date specified for payment in such notice), any unpaid Base Rent and Renewal Rent for the Aircraft (prorated on a daily basis) to and including the payment date specified in such notice, plus the amount, if any, of accrued and unpaid Maintenance Reserve Payments, plus accrued interest thereon to the date specified for payment in such notice, plus the amount, if any, by which the aggregate Base Rent for the remainder of the Term, discounted periodically (equal to installment frequency) to present worth as of the payment date using the Discount Rate as of such date, exceeds the fair market rental value (determined pursuant to the Appraisal Procedure) of the Aircraft for the remainder of the Term, after discounting such fair market rental value periodically (equal to installment frequency) to present worth as of the payment date specified in such notice using the Discount Rate as of such date; provided, however, that if prior to issuance of such written notice by Lessor to Lessee, Lessor leases the Aircraft to a thirty party for the remainder of the Lease Term for an amount that exceeds such fair market rental value as so determined, then this amount shall be utilized in lieu of such fair market value in making the foregoing calculation.

                  (d) In the event that Lessor, pursuant to Section 18(b) above, shall have relet the Aircraft under a lease which extends at least to the date upon which the Term for the Aircraft would have expired but for Lessee's default, Lessor, in lieu of exercising its rights under Section 18(c) above with respect to the Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay Lessor, as liquidated damages for loss of bargain and not as a penalty (in lieu of Base Rent or Renewal Rent, as the case may be, for the Aircraft payable after the time of reletting) any unpaid Base Rent or Renewal Rent, as the case may be, for the Aircraft payable up to the date of reletting, plus the accrued and unpaid Maintenance Reserve Payments, plus accrued interest thereon to the date specified for payment, plus the amount, if any, by which the aggregate Base Rent or Renewal Rent for the Aircraft, which would otherwise have become due over the Term, discounted periodically (equal to installment frequency) to present worth as of the date of reletting using the Discount Rate as of such date, exceeds the aggregate basic rental payments to become due under the reletting from the date of such reletting to the date upon which the Term for the Aircraft would have expired but for Lessee's default, discounted periodically (equal to installment frequency) to present worth as of the date of reletting using the Discount Rate as of such date;

                  (e) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach thereof and to rescind this Lease; or

                  (f) Terminate this Lease by written notice (which notice shall be effective upon dispatch) and repossess the Aircraft.

                  (g) Receive from Lessee on demand all out of pocket expenses of Lessor, including fees and disbursements of counsel, in connection with the enforcement of this Agreement and any other documents which may be delivered in connection herewith or therewith. In the event Lessor pays any of the amounts Lessee is required to pay pursuant to Section 20 hereof, Lessee will, upon receipt of notice from Lessor specifying the amount paid and furnishing appropriate invoices, statements or demands for such payment, reimburse Lessor for such advances.

                  In addition to the foregoing, Lessee shall be liable for any and all accrued and unpaid Rent during or after the exercise of any of the aforementioned remedies, together with interest on such unpaid amounts at the Interest Rate, and until satisfaction of all of Lessee's obligations to Lessor hereunder, and for all reasonable legal fees and other reasonable costs and expenses incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Aircraft in accordance with the terms of Section 16 hereof or in placing the Aircraft in the condition and with airworthiness certification as required by such Section.

                  In effecting any repossession, Lessor and its representatives and agents, to the extent permitted by Law, shall: (i) have the right to enter upon any premises where it reasonably believes the Aircraft, the Airframe, an Engine or Part to be located; (ii) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to the Aircraft, the Airframe, an Engine or Part which is repossessed; provided, however, that Lessor shall return to Lessee all personal property of Lessee or its passengers which was on the Aircraft at the time Lessor re-takes possession of the Aircraft; (iii) not be liable or responsible, in any manner, for any inadvertent damage or injury to any of Lessee's property in repossessing and holding the Aircraft, the Airframe, an Engine or Part, except for that caused by or in connection with Lessor's gross negligence or willful acts; (iv) have the right to maintain possession of and dispose of the Aircraft, the Airframe, an Engine or Part on any premises owned by Lessee or under Lessee's control; and
(v) have the right to obtain a key to any premises at which the Aircraft, the Airframe, an Engine or Part, may be located from the landlord or owner thereof.

                  If required by Lessor, Lessee, at its sole expense, shall assemble and make the Aircraft, the Airframe, an Engine or Part available at a place designated by Lessor in accordance with Section 16 hereof. Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Aircraft, the Airframe, an Engine or Part, any rights in any warranty (express or implied) heretofore assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable. Lessee shall be liable to Lessor for all reasonable expenses, disbursements, costs and fees incurred in (i) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 hereof and (ii) preparing the Aircraft, the Airframe, an Engine or Part for sale or lease, advertising the sale or lease of the Aircraft, the Airframe, an Engine or Part and selling or re-leasing the Aircraft, the Airframe, an Engine or Part. Lessor is hereby authorized and instructed, at its option, to make reasonable expenditures which Lessor considers advisable to repair and restore the Aircraft, the Airframe, an Engine or Part to the condition required by Section 16 hereof, all at Lessee's sole expense.

                  No remedy referred to in this Section 18 is intended to be exclusive, but, to the extent permissible hereunder or under applicable Law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at Law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

                  Section 19.  ALIENATION.

                  LESSOR SHALL HAVE THE RIGHT AT ITS SOLE COST AND EXPENSE, HAVING GIVEN PRIOR WRITTEN NOTICE TO LESSEE, TO ASSIGN OR ENCUMBER ANY INTEREST OF LESSOR IN THE AIRCRAFT OR THIS LEASE AND/OR THE PROCEEDS HEREOF SUBJECT TO THE RIGHTS OF LESSEE UNDER THE PROVISIONS OF THIS LEASE. ANY SUCH ASSIGNMENT SHALL NOT AFFECT LESSEE'S RIGHTS, POWERS, OBLIGATIONS, PRIVILEGES, OPTIONS AND BENEFITS AVAILABLE TO LESSEE HEREUNDER AND SHALL NOT INVALIDATE THE U.S. REGISTRATION. TO EFFECT OR FACILITATE ANY SUCH ASSIGNMENT OR ENCUMBRANCE, LESSEE AGREES TO PROVIDE, AT LESSOR'S SOLE COST AND EXPENSE, SUCH AGREEMENTS, CONSENTS, CONVEYANCES OR DOCUMENTS AS MAY BE REASONABLY REQUESTED BY LESSOR. THE AGREEMENTS, COVENANTS, OBLIGATIONS, AND LIABILITIES CONTAINED HEREIN INCLUDING, BUT NOT LIMITED TO, ALL OBLIGATIONS TO PAY RENT AND INDEMNIFY EACH INDEMNITEE ARE MADE FOR THE BENEFIT OF EACH INDEMNITEE AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. ANY PROPOSED SALE OR OF THE AIRCRAFT SHALL BE SUBJECT TO LESSEE'S RIGHT OF FIRST OFFER.

                  Section 20.  MISCELLANEOUS.

                  (a) SEVERABILITY AND CONSTRUCTION; HEADINGS. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof; any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, Lessee and/or Lessor hereby waives any provisions of Law which renders any provisions hereof prohibited or unenforceable in any respect. This Lease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft or any Engine or Part except as a lessee only. The headings in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Whenever required by the context hereof, the singular shall include the plural and vice versa. Reference to this Lease shall mean this Lease as amended or supplemented from time to time.

                  (b) GOVERNING LAW; JURISDICTION. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, (DETERMINED WITHOUT REGARD TO ITS RULES OF CONFLICT OF LAW) INCLUDING WITHOUT LIMITATION ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS LEASE SHALL BE BROUGHT IN THE NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OR THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN;

PROVIDED, HOWEVER, THAT THIS SHALL NOT LIMIT THE RIGHT OF THE LESSOR TO PROCEED AGAINST LESSEE AS SET FORTH IN THE FOLLOWING SENTENCE. LESSEE HEREBY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT OR ANY OF ITS ASSETS WITH RESPECT TO THE LEASE MAY BE BROUGHT IN ANY JURISDICTION WHERE LESSEE OR ANY OF ITS ASSETS MAY BE FOUND, OR IN THE NEW YORK STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN OR THE FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, OR ALL OF THEM, AS LESSOR MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS LEASE LESSEE HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS WITH REGARD TO ANY SUCH ACTION OR PROCEEDINGS, FOR ITSELF AND IN RESPECT OF ITS ASSETS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. LESSEE HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, HAVING AN ADDRESS AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS IN NEW YORK IN ANY SUIT OR PROCEEDING WITH RESPECT TO THIS LEASE. IF LESSEE DOES NOT TAKE ALL ACTION NECESSARY TO APPOINT CT CORPORATION SYSTEM AS AGENT AS REQUIRED HEREUNDER (INCLUDING PAYMENT OF ANY FEES TO CT CORPORATION SYSTEM IN CONNECTION WITH SUCH APPOINTMENT), LESSEE HEREBY APPROVES ANY AND ALL OF LESSOR'S ACTIONS IN CONFIRMING CT CORPORATION SYSTEM'S APPOINTMENT AS AGENT FOR LESSEE AS SET FORTH IN THIS SECTION. ANY SERVICE ON SUCH AGENT SHALL BE GOOD SERVICE OF PROCESS IN THE UNITED STATES. A COPY OF ANY SUCH PROCESS SERVED ON SUCH AGENT SHALL BE PROMPTLY FORWARDED BY OVERNIGHT MAIL BY THE PERSON COMMENCING SUCH PROCEEDING TO LESSEE AT ITS ADDRESS SET FORTH ON EXHIBIT C HERETO BUT THE FAILURE OF LESSEE TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. LESSEE FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO LESSEE AT ITS ADDRESS SET FORTH ON EXHIBIT C HERETO. THE FOREGOING, HOWEVER, SHALL NOT LIMIT THE RIGHTS OF LESSOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY LEGAL ACTION OR PROCEEDING OR TO OBTAIN EXECUTION OF JUDGMENT IN ANY JURISDICTION. LESSEE FURTHER AGREES THAT FINAL JUDGMENT AGAINST LESSEE IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS LEASE SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES OF AMERICA BY SUIT ON THE JUDGMENT, A CERTIFIED OR EXEMPLIFIED COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF LESSEE'S INDEBTEDNESS. LESSEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

PERMITTED BY LAW, ANY OBJECTION WHICH LESSEE MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE BROUGHT IN THE STATE OF NEW YORK; AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) NOTICES. All notices required under the terms and provisions hereof shall be in writing, shall be sent to Lessor or Lessee at their respective addresses set forth on Exhibit C hereto (or such other addresses as the parties may designate from time to time in writing) and, except as otherwise provided herein, such notice shall become effective upon the earlier of actual receipt or the fifth day following the date such notice is sent.

                  (d) LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to make any payment of Supplemental Rent required to be made by it hereunder or fails to pay or perform any of its obligation contained herein, Lessor shall have the right, but not the obligation, to make such payment or perform suchobligation, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance therewith, together with interest thereon at the Interest Rate, shall be payable by Lessee to Lessor (as Supplemental Rent) upon demand. Lessor agrees to notify Lessee in writing prior to making any payment under this Section 20(d), unless the Aircraft will be in danger of loss, sale, confiscation, forfeiture or seizure should such payment not be made. The taking of any such action by Lessor pursuant to this Section 20(d) shall not constitute a waiver or release of any obligation of Lessee under the Lease, nor a waiver of any Event of Default which may arise out of Lessee's nonperformance of such obligation, nor an election or waiver by Lessor of any remedy or right available to Lessor under or in relation to this Lease.

                  (e) COUNTERPARTS. This Lease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer of possession of any counterpart other than the original counterpart, which shall be identified as the counterpart containing the receipt therefore executed by the Lender on the signature page thereof.

                  (f) QUIET ENJOYMENT. Lessor covenants that so long as an Event of Default shall not have occurred, Lessor shall not disturb or interfere with, and Lessee shall quietly enjoy, in accordance with the terms hereof, the Aircraft and all rents, revenues, profits and income thereto, without disburbance or interference by Lessor or by any Person lawfully claiming by or through Lessor.

                  (g) NO BROKERS. Each of Lessor and Lessee represents that it has not retained any broker or finder in connection with the transaction contemplated by this Lease.

                  (h) PAYMENTS IN DOLLARS. Except as otherwise provided herein, all amounts to be paid hereunder shall be paid in Dollars, in immediately available funds.Lessee acknowledges that the specification of Dollars in this transaction is of the essence and that Dollars shall be the currency of account in any and all events. The obligations of Lessee hereunder shall not be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on prompt conversion to Dollars and transfer to the account specified in Exhibit C under the heading, "Payment Location" under normal banking procedures does not yield the amount of Dollars owing to Lessor. In the event that any payment by Lessee, whether pursuant to judgment or otherwise, upon conversion does not yield such amount of Dollars, Lessor shall have a separate cause of action against Lessee for the additional amount necessary to yield the amount of Dollars due and owing to Lessor.

                  (i) REGISTRATION AND DEREGISTRATION COSTS. Lessor agrees that Lessee may obtain a new US registration number for the Aircraft to comply with Lessee's fleet management requirements. Upon return of the Aircraft to Lessor, including, without limitation, the reasonable fees and disbursements of counsel, Lessee may at its option and expense obtain a new US registration number for the Aircraft in order to retain for Lessee's use the previously used registration number. Lessee shall be solely responsible for any and all costs relating to such registration and reregistration of the Aircraft, including, without limitation, the costs incurred by Lessor to register any Mortgage on the Aircraft as a result of such registration and reregistration.

                  (j) TRANSACTION COSTS. Lessor and Lessee shall each be responsible for its own costs and expenses incurred in connection with the preparation, negotiation and delivery of this Lease and any other documents or instruments delivered in connection herewith including, without limitation, the fees, expenses and disbursements of legal counsel to such party.

                  (k) TIME IS OF THE ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

                  (l) DISCLAIMER OF CONSEQUENTIAL DAMAGES. LESSEE AGREES THAT IT SHALL NOT BE ENTITLED TO RECOVER, AND HEREBY DISCLAIMS AND WAIVES ANY RIGHT THAT IT MAY OTHERWISE HAVE TO RECOVER, CONSEQUENTIAL DAMAGES AS A RESULT OF ANY BREACH OR ALLEGED BREACH BY LESSOR OF ANY OF THE AGREEMENTS, REPRESENTATIONS OR WARRANTIES OF LESSOR CONTAINED IN THIS LEASE; PROVIDED, HOWEVER, that this provision shall not apply if Lessor willfully defaults in its obligation to deliver the Aircraft to Lessee on the Delivery Date for the purpose of leasing or selling the Aircraft to another person.

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



                  (m) SECURITY DEPOSIT. As security for the performance of all of Lessee's obligations under this Lease, Lessee shall pay the Deposit to the Payment Location as when specified in Exhibit C. Lessor shall have no obligations to segregate the Deposit from its own funds or to account to Lessee for interest, if any, earned thereon.

                  If Lessee fails to pay Rent hereunder or to pay any other sums due or to perform any of the other terms and provisions of this Lease, or any document delivered pursuant hereto or thereto or is otherwise in Default hereunder or thereunder, in addition to all other rights Lessor may have under law, hereunder or thereunder, Lessor may use, apply or retain all or any portion of the Deposit in partial payment for sums due to Lessor by Lessee, to compensate Lessor for any sums it may in its discretion advance as a result of such Default, or to apply toward losses or expenses Lessor may suffer or incur as a result of such Default. If Lessor applies all or any portion of the Deposit, such application shall not be deemed a cure of any Default, and upon written demand therefor, Lessee shall deposit such additional funds as shall reinstate the original amounts thereof and the failure of Lessee to do so shall be a material breach of this Lease. Except as otherwise provided in this Section 20(m), and provided that no Default has occurred and is continuing on the Return Occasion, Lessor shall return forthwith any portion of the Deposit not theretofore applied as provided in this Section 20(m) to Lessee.

                  (n) ENTIRE AGREEMENT; MODIFICATION OR REVISION. This Lease is intended to be a complete and exclusive statement of the terms of the agreement of the parties hereto, and this Lease supersedes any prior or contemporaneous agreements, whether oral or in writing. Neither this Lease nor any term of this Lease may be modified, rescinded, changed, waived, discharged or terminated except by a writing signed by the party to be charged. Lessor and Lessee acknowledge their agreement to the provision of this Section 20(n) by their signatures below.

                  (o) TRUSTEE. Except as expressly provided in this Lease, Lessee acknowledges that this Lease is executed by First Security Bank, National Association, not in its individual capacity, but solely as Trustee under the Trust Agreement (the "Trust Agreement") with the Beneficiary as grantor, in the exercise of the power and authority conferred and vested in it as such Trustee, that this Lease is intended to bind only the Trust Estate (as defined in the Trust Agreement) and that nothing herein contained shall be construed as creating any liability on First Security Bank, National Association, individually or personally, to perform any agreement herein, all such liability, if any, being expressly waived by Lessee and by each and every person now or hereafter claiming by, through or under the holder, except with respect to the gross negligence or willful misconduct of First Security Bank, National Association.

                  (p) CONFIDENTIALITY. Each of Lessee and Lessor agree to and shall keep confidential this Lease and the terms hereof, all Aircraft Documents and other data or materials relating to the Aircraft supplied to Lessee by Lessor, or at the request of Lessor, hereunder and will not disclose, transfer or otherwise impart any such information to any other Person, except (i) as may be required by law or pursuant to any litigation; (ii) to its Affiliates, permitted assignees, officers, executives, employees, or agents; (iii) to its financial, accounting or legal advisors who are under a duty to or agree to hold such information confidential; or (iv) with respect to any information which is generally available to the public at the time of disclosure.

                  (q) GOVERNING LANGUAGE. THE ENGLISH LANGUAGE SHALL GOVERN THE INTERPRETATION HEREOF. ALL NOTICES HEREUNDER SHALL BE IN ENGLISH.

                  (r) ACKNOWLEDGEMENT OF MORTGAGE. By executing this Lease, Lessee acknowledges that this Aircraft has been mortgaged to Lender pursuant to theMortgage, and that the right of the Lessee to quiet enjoyment referred to in
Section 20(f) hereof, is subject to no Event of Default occurring under this Lease.

                  (s) EXHIBITS. The Exhibits to this Agreement shall form an integral part hereof. Reference herein to any agreement or other instrument shall be deemed to include references to such agreement or other instruments as the same may be amended or supplemented or replaced from time to time.

                  Lessor and Lessee agree that if any of the Exhibits have not been inserted into this Agreement as of the date hereof, such Exhibit shall be inserted on or prior to the Delivery Date, and shall thereupon be incorporated herein and shall form an integral part of this Agreement. Such Exhibits shall be attached to the originally executed counterparts of this Agreement.

                  (t) RIGHT OF FIRST OFFER. In the event that during the Term Lessor shall offer the Aircraft for sale to any person other than an Affiliate or Lessee, Lessor shall give the Lessee written notice of its intent to offer the Aircraft , which notice shall state the terms and conditions of the offer. Lessee shall have ten Business Days after its receipt of such notice to give Lessor written notice of its interest in purchasing the Aircraft at Fair Market Value under the terms stated in Lessor's notice. The parties shall negotiate in good faith a letter of intent for the sale of the Aircraft at Fair Market Value which letter of intent shall incorporate the terms of the offer and which shall include the payment by Lessee to Lessor of a deposit in an amount to be agreed. Such deposit shall become nonrefundable upon the execution of the letter of intent by both parties. During such period, Lessor shall not offer the Aircraft to any person other than Lessee. If such letter of intent is not executed by the parties and the deposit received by Lessor within fifteen Business Days after Lessee's receipt of Lessor's notice, Lessor shall not be obligated to sell the Aircraft to Lessee.

         (u) POOLING/POWER BY THE HOUR ARRANGEMENT. (i)Lessor and Lessee agree to enter jointly into negotiations with a third party engine maintenance contractor to establish an engine pooling and power by the hour overhaul and repair contract on or before the Scheduled Delivery Date of the Aircraft hereunder. The contemplated arrangement will require contractual obligations on the part of Lessor, Lessee, and the maintenance contractor. Lessor's obligation to enter into such agreement is conditioned upon:

         (1) written approval of the Lender, if required, of such arrangement;
         (2) receipt of legal opinions, satisfactory to Lessor and Lender, that the interests of both Lessor and Lender are adequately protected;
         (3) in the event that any Engine is replaced by another engine, such engine shall become a Replacement Engine under this Aircraft Lease Agreement and under the Mortgage; further, such Replacement Engine shall be of equal value and utility as the Engine so replaced; and
         (4) the pool of engines shall only consist of engines leased or owned by Lessee, Lessor and the engine maintenance contractor; and
         (5) In the event that Lessee and Lessor enter into such an agreement, Lessee shall bear all costs associated with such participation, including without limitation all fees associated with entering into and exiting such a pooling arrangement, and the reasonable legal fees and filing costs incurred by Lessor and Lessee associated with maintaining perfected security interests in the Engines or Replacement Engines.

         (ii) If the Lessor and Lessee are not able to enter into such a pooling and power by the hour arrangement by the Delivery Date, Lessor and Lessee agree to share the costs of an unscheduled shop visit resulting from the failure of an Engine prior to the first scheduled life limited part removal on that Engine (provided such failure is not attributable to the negligence or willful misconduct of Lessee, or is a Casualty Occurrence) according to the following formula:

         Lessee Costs = Number Of Lessee Cycles X Costs of Engine Repair
                        -----------------------
                            Cycles at Delivery

Where "Costs of Engine Repair" means the actual, reasonable and customary costs to return the Engine to service; "Number of Lessee Cycles" means the number of cycles the Engine has been operated since delivery to Lessee; and "Cycles at Delivery" means the number stated as Cycles Remaining to Next Life Limited Part Removal pertaining to the failed Engine in Schedule 2 to the Lease Supplement No. 1 and Acceptance Certificate executed and delivered by Lessee and Lessor at delivery of the Aircraft. Lessor shall be responsible for the Costs of Engine Repair which are not Lessee Costs and which are not the result of a Casualty Occurrence, except such costs which are attributable to Lessee's negligence or willful misconduct, which shall be wholly borne by Lessee.

(v) ALLOWANCE FOR SEALS, GASKETS, ETC. Lessor shall reimburse Lessee for its actual out of pocket costs of labor, parts and materials to replace seals, gaskets, hoses and similar components which may have deteriorated during the period prior to delivery due to the Aircraft not being operated; PROVIDED THAT such reimbursement shall be limited to $10,000.00, the replacement must have been made within fifteen (15) days after the Delivery Date, and Lessee must have given Lessor an invoice or invoices for such labor, parts and materials, together with such supporting documentation as Lessor may reasonably require, within 45 days after the Delivery Date.





************REMAINDER OF PAGE INTENTIONALLY BLANK***************

                  IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due authority, have each caused this Aircraft Lease Agreement MSN053 to be executed by their duly authorized officers as of the day and year first above written.

                                   LESSOR:

                                   FIRST SECURITY BANK, NATIONAL
                                   ASSOCIATION, not in its individual
                                   capacity but solely as trustee

                                   By:__________________________
                                          Name:
                                          Title:
                                          Executed at:

                                   LESSEE:

                                   PAN AMERICAN AIRWAYS, INC., a
                                   company organized and existing under the laws of the State of Florida

                                   By:__________________________
                                          Name:
                                          Title:
                                          Executed at:

The undersigned Lender acknowledges receipt of this original counterpart of this
Aircraft Lease Agreement MSN053 on this day  of , 199   and consents to the
terms hereof.

                                   The United Bank of Kuwait PLC

                                   By:__________________________
                                          Name:
                                        Title: